EXHIBIT  10.23




                               OIL EXPLORATION AND
                              EXPLOITATION CONTRACT


                          OFFSHORE NO. 1 AND SEME BLOCK


                                     BETWEEN

                         THE GOVERNMENT OF THE REPUBLIC
                                    OF BENIN

                                       AND

                         ADDAX PETROLEUM -- ABACAN BENIN

                                   CONSORTIUM

                                TABLE OF CONTENTS


PREAMBLE

I             DEFINITIONS                                   5

II            OBJECT OF THE CONTRACT                       12

III           VALIDITY PERIOD OF THE CONTRACT              13

IV            OWNERSHIP OF ASSETS, DATA AND
              HYDROCARBONS                                 16

V             RELINQUISHMENTS                              19

VI            MINIMUM WORK OBLIGATIONS                     20

VII           JOINT TECHNICAL COMMITTEE                    22

VIII          PERFORMANCE OF THE OPERATIONS, WORK
              PROGRAM, BUDGETS, REPORTS                    24

IX            DECLARATION OF COMMERCIAL DISCOVERY
              AND DESIGNATION OF THE DEVELOPMENT AREA      28

X             SOLE RISK OPERATIONS                         32

XI            ANNUAL DEVELOPMENT AND PRODUCTION
              PROGRAMS                                     34

XII           GOVERNMENT PARTICIPATION                     35

XIII          COST RECOVERY AND PRODUCTION SHARING         37

XIV           MEETING THE REQUIREMENTS OF DOMESTIC
              CONSUMPTION                                  39

XV            APPLICABLE TAX SYSTEM                        41

XVI           MEASURE, DISPOSAL, EVALUATION AND SALE
              OF HYDROCARBONS                              43

                                        1

XVII          NATURAL GAS                                  46

XVIII         DAMAGES, ENVIRONMENT PROTECTION AND SAFETY   49

XIX           PROVISIONS REGARDING CHANGE                  53

XX            EMPLOYMENT AND TRAINING                      54

XXI           ACCOUNTING                                   55

XXII          CONFIDENTIAL NATURE OF THE DATA              56

XXIII         ASSIGNMENT OF RIGHTS                         58

XXIV          FORCE MAJEURE                                59

XXV           ARBITRATION AND EXPERT EVALUATION            60

XXVI          TERMINATION                                  63

XXVII         BANK GUARANTEE                               65

XXVIII        NOTIFICATION                                 66

XXIX          APPLICABLE LEGISLATION,
              STABILIZATION AND COMPENSATION               67

XXX           INFRASTRUCTURE                               68

XXXI          GUARANTEE OF PARENT COMPANIES                69

XXXII         TRANSITIONAL PERIOD                          70

XXXIII        FINAL PROVISIONS                             72

                                        2

APPENDICES



APPENDIXA A:  COORDINATES OF THE CONTRACT AREA

APPENDIXA B:  MAP OF THE CONTRACT AREA

APPENDIXA C:  BANK GUARANTEE

APPENDIXA D:  ACCOUNTING ANNEX

APPENDIXA E:  ABANDONMENT PROCEDURE

                                    PREAMBLE

WHEREAS:

In accordance with Ordinance No. 73-33 of April 13, 1973, concerning the Petroleum Code of the Republic of Benin as well as the legislation issued thereafter, in particular Ordinance No. 73-34 of April 13, 1973, concerning Oil Taxation and Decree No. 73-130 of April 13, 1973 concerning the application of the Petroleum Code, the prospecting, exploration, exploitation, holding, transportation, marketing and trade of Hydrocarbons in the territory and in the territorial waters of the Republic of Benin and on the continental margin adjacent thereto, shall be subject to the provisions of said Ordinance which furthermore stipulates that the liquid and gaseous Hydrocarbon fields belong to the State and constitute assignable mineral substances.

In accordance with Article 10 of this Code, the State may undertake any Petroleum Operations either solely, or in association with private capital; it may also obtain for itself or issue to any department or public company with legal status, the exploration and exploitation permits, the concessions and provisional authorizations to exploit.

In accordance with Article 8 of the Code, the State of Benin may also grant petroleum rights to natural persons or legal entities.

In accordance with Article 17 of the Code, prior to granting a Hydrocarbon Exploration permit, the Ministry in charge of Mines shall enter into a contract with persons who have the required technical and financial capabilities to undertake such activities, defining the rights and obligations of the future permit holder in both the exploration and the exploitation periods.

Further to the above, the Government of the Republic of Benin has decided to enter into this Contract with the ADDAX PETROLEUM-ABACAN BENIN Consortium, a company incorporated and registered under the laws of the Republic of Benin, with a head office in Cotonou, Republic of Benin, in order to allow the Hydrocarbon exploration and exploitation in accordance with the articles and provisions specified in this Contract.

IN  WITNESS  WHEREOF:

The undersigned Parties represented, on the one part, by MR. EMMANUEL GOLOU, MINISTER OF MINES, ENERGY AND HYDRAULICS and on the other part, by MESSRS. MARC LORENCEAU, PRESIDENT OF ADDAX PETROLEUM BENIN AND WADE CHERWAYCO, PRESIDENT OF ABACAN RESOURCE LIMITED (BENIN)

agree  as  follows:

                                    ARTICLE 1

                                   DEFINITIONS

The terms below appearing in the Contract shall be defined as follows, unless otherwise indicated, or unless otherwise mutually agreed upon between the Parties. The definitions are the same whether they are used in the singular form or in the plural form.

1.1 "AFFILIATE" or "AFFILIATED COMPANY" means a company or any other entity controlling one or several entities forming the Contractor, or which is controlled by one or several entities forming the Contractor, or which is controlled by an entity which controls the Contractor. The control means the direct or indirect ownership of more than fifty percent (50%) of the shares making up the capital of the controlled company, thus granting to the controlling entity, the majority of the voting rights in the controlled company.

1.2 "CALENDAR YEAR" means a period of twelve (12) consecutive months beginning on January first and ending on the following December thirty-first.

1.3 "CONTRACT YEAR" means a period of twelve (12) consecutive months from the Effective Date of the Contract or the anniversary of the signature date.

1.4 "APPENDIX" means an appendix to the Contract and forming an integral part thereof. If there is a disagreement or a conflict between the Contract and one of the annexes, the provisions of the Contract shall prevail.

1.5 "ACCOUNTING APPENDIX" means the accounting procedures and methods established in Appendix "D".

1.6 "ARTICLE" means any numbered provision of the Contract, including all its subdivisions, unless it is expressly indicated that it relates to an article of the Code.

1.7 "BARREL" means U.S. Barrel, or a quantity or unit of measure of oil equivalent to 158.9884 litres or 42 American gallons, measured at a temperature of 15.5556 degrees Celsius or 60 degrees Fahrenheit and at the atmospheric pressure.

1.8 "AVAILABLE CRUDE" means the remaining quantity of the Total Crude Production extracted from the Contract Area after deduction of the losses relating to the Petroleum Operations and of the Oil Production Tax in accordance with Article 13.4 hereof.

1.9 "COST-OIL" means the volume of Crude reserved for the recovery of Petroleum Costs.

1.10 "PROFIT-OIL" means the remaining Crude each year after deduction of the Cost Oil.

1.11 "BUDGET" means the financial estimate of all petroleum activities contained in an Annual Work Program.

1.12 "CODE" means Ordinance No. 73-34 of April 13, 1973, concerning the Petroleum Code of the Republic of Benin as well as subsequent legislation, in particular Ordinance No. 73-34 of April 13, 1973, concerning Oil Taxation, and Decree No. 73-130 of April 13, 1973, concerning the application of the Petroleum Code.

1.13 "CONTRACTOR" means ADDAX PETROLEUM - ABACAN BENIN and their successors and/or any assignee granted any of their rights under the Contract, the assignment of which is in accordance with Article XXIII.

1.14 "CONTRACT" means this document as originally drawn up, duly signed including its Appendices as well as any additional agreements or any amendments made by the Parties at a later date.

1.15 "PRODUCTION COSTS" means the costs and expenses incurred as a result of the carrying out of the Production Operations, excluding the new investments that have occurred during this phase.

1.16 "PETROLEUM COSTS" means all the costs and expenses related to the Petroleum Operations specified in the Accounting Appendix and in accordance with the Contract.

1.17 "EXPLORATION COSTS" means the costs and expenses related to the Exploration Operations.

1.18 "DEVELOPMENT COSTS" means the costs and expenses related to the Development Operations.

1.19 "START-UP DATE OF COMMERCIAL PRODUCTION" means the date of the first delivery of Hydrocarbons in commercial quantities to the delivery point in Benin.

1.20 "EFFECTIVE DATE" means the date on which this Contract has been signed by the duly authorized representatives of the two Parties.

1.21 "DISCOVERY" means the evidence of the presence of Hydrocarbons in a reservoir or geologic structure where such Hydrocarbons had not been previously identified, resulting from the Petroleum Operations in accordance with the Contract, and when these Hydrocarbons are recoverable at the surface by conventional methods used in the international oil industry.

"COMMERCIAL DISCOVERY" means a Discovery of Hydrocarbon reserves following Exploration Operations, which is deemed commercial in accordance with the provisions of Article IX.

1.22 "CURRENCY" means any foreign currency freely convertible and generally accepted by the international banking community.

1.23     "DOLLARS"  means the official currency of the United States of America.

1.24     "FCFA"  means  the  official  currency  of  the  Republic  of  Benin.

1.25 "DATA" means any document, report and information of a geological, geophysical or petrophysical nature of the Contract Area.

1.26 "EXPATRIATE EMPLOYEE" means an employee of the Contractor or of a subcontractor who has been recruited as such and assigned to the Petroleum Operations in Benin.

1.27 "STATE" means the Republic of Benin, its Government, its administrative structures and any subdivisions and political institutions.

1.28 "EXPLORATION" means the planning, execution and evaluation of any type of geological, geophysical, geochemical and other studies, as well as the drilling of Exploration Wells for the purpose of making a Hydrocarbon Discovery.

1.29 "ASSOCIATED GAS" means the Gas extracted from a well at the same time as the Crude Oil.

1.30 "NATURAL GAS" or "GAS" means the Hydrocarbons in the gaseous state under normal atmospheric pressure and temperature conditions, including, without limitation, the combination gas, the dry gas, the wellhead gas and any other gaseous hydrocarbon, including the residual gas after condensation or extraction of liquids, but not including said condensates or extracted liquids.

1.31 "NON-ASSOCIATED GAS" means the Natural Gas which is not exploited at the same time as the Crude Oil or which exists at the same time as the Crude Oil which cannot be commercially produced when said Natural Gas is commercially produced.

1.32 "GAS FIELD" means one or several accumulations of Natural Gas vertically superincumbent in the Contract Area, with a commercial value established in accordance with the Good Practices of the Oil Industry.

1.33 "OIL FIELD" means an accumulation of Crude Oil, or several accumulations of Crude Oil vertically superincumbent in the Contract Area and with a commercial value established in accordance with the Good Practices of the Oil Industry.

1.34 "GOVERNMENT" means the body regrouping all the State Ministers. In this Contract, this means the Government of the Republic of Benin, its representatives or authorized agents.

1.35     "HYDROCARBONS"  means  the  Crude  Oil  and/or  the  Natural  Gas.

1.36 "WORKING DAY" means all working days from Monday to Friday, except for the days declared in full or in part non-working days in Cotonou, Benin, by the competent government authorities.

1.37 "MINISTER" means the Minister in charge of Hydrocarbons in the Republic of Benin.

1.38 "EXPLORATION OPERATIONS" means the operations performed in accordance with the Contract for the purpose of discovering Hydrocarbon accumulations and for evaluating the extent and the volume of these accumulations, the reservoir characteristics and their possible behaviour during production. The Exploration Operations include the geological, geophysical and geochemical exploration, the analyses and studies, the drilling, deepening, abandonment or completion of the wells and their evaluations as well as any operations relating thereto.

1.39 "DEVELOPMENT OPERATIONS" means any operations performed according to the General Development Program for the purpose of exploiting the Hydrocarbon accumulations found in the subsoil of the Development Areas. These Operations include:

     - The drilling, completion and sampling of the development well, the drilling and completion of the well for gas or water injection;

     - The laying of gathering lines, the installation of separators, reservoirs, pumps, artificial chargers and other production and injection facilities required for the production, processing and transportation of Hydrocarbons to the Hydrocarbon storage facilities or to the offshore or onshore gas processing facilities; and

     - The laying inside or outside the Contract Area of pipeline to the storage or delivery points, the setting up of these Crude Oil storage facilities or Gas processing facilities and all ancillary operations that are not clearly indicated herein but which are necessary for the development and production of these Hydrocarbon accumulations and for the delivery of Crude Oil and/or of the Gas to the Delivery Point, in accordance with the Good Practices of the Oil Industry.

1.40 "PETROLEUM OPERATIONS" means all operations authorized by the Contract related to the exploration, development, production, separation and processing, storage, transportation and sale or transfer of Hydrocarbons to the exportation point or to the Delivery Point agreed to in Benin or to the delivery point in a refinery in Benin in accordance with the Contract; they cover the Natural Gas processing operations but do not include the Crude Oil refining operations.

1.41 "PRODUCTION OPERATIONS" means the operations undertaken in order to produce the Hydrocarbons of the Contract Area such as extraction, injection, stimulation, processing, storage, transportation to the delivery point(s), loading, including the exportation of these Hydrocarbons as well as the maintenance and abandonment of all the necessary facilities.

1.42     "PARTIES"  means  the  Government  and  the  Contractor.

1.43 "TRANSITIONAL PERIOD" means the maximum period of three (3) months from the date of signature of the Contract which is the Effective Date.

1.44 "CRUDE OIL" means the crude mineral oil, asphalt, ozokerite and all other types of Hydrocarbons and bitumen in the solid or liquid form, in their natural state or obtained from Natural Gas through condensation or extraction.

1.45 "DELIVERY POINT" means the final exit Point of the flowlines downstream of the storage facilities from where the Oil or Gas is delivered for shipment. The location of the Delivery Point shall be agreed to between the two (2) Parties.

1.46 "COMMERCIAL PRODUCTION" means the quantity of Crude Oil or Natural Gas, or both, which may be delivered to the Delivery Point according to a regular production and sale program.

1.47 "TOTAL CRUDE PRODUCTION" means the quantity of Crude extracted from the Contract Area after extraction of the water, foreign substances and after deduction of the quantities used in the Petroleum Operations.

1.48 "WORK PROGRAM" means all plans prepared every year to carry through the Petroleum Operations.

1.49 "GENERAL DEVELOPMENT PROGRAM" means a plan established for the development of an Oil Deposit or a Gas Deposit agreed to between the Parties.

1.50 "SEME PETROLEUM PROJECT" (PPS) means the state company charged by the Government of managing the Seme Oil Field. The Seme Petroleum Project and activities may terminate at the end of the Transitional Period.

1.51 "EVALUATION WELL" means a well, other than an exploration well, drilled for the purpose of evaluating the commercial viability of a geologic trap where hydrocarbons have been discovered.

1.52 "EXPLORATION WELL" means any well drilled within the framework of the Exploration Operations including dry wells and discovery wells.

1.53     "DEVELOPMENT  WELL"  means  a  well  drilled  in  order  to  produce
Hydrocarbons from a known Reservoir that has been evaluated and tested, to maintain the production increase, or to speed up the extraction thereof, including the production and injection wells.

1.54 "CONTRACT AREA" means all the geographic area defined by the two (2) perimeters the coordinates of which appear in Appendix "A" and which are represented on the map appearing in Appendix "B", with the exception of any part for which the Contractor has, from time to time, abandoned or waived its rights under the Contract. One of these perimeters include the Oil Deposit called Seme and this perimeter shall be referred to in the Contract and in Appendixes "A" and "B" as the "Seme Block"; the other perimeter shall be referred to as "Block 1". In the event of disagreement or conflict between Appendix "A" and Appendix "B", Appendix "A" shall prevail.

1.55 "GOOD PRACTICES" means all good, safe, economic and efficient practices generally accepted in the international oil industry.

1.56 "RESERVOIR" means the subsoil rock containing hydrocarbons in its pores and having a common pressure system in its dimensions. This rocky body must be capable of producing hydrocarbons in measurable quantities.

1.57 "BASEMENT" means on the one hand, the igneous, metamorphic or other rocks which, by their nature, and in accordance with the knowledge generally accepted in the international oil industry, cannot contain Hydrocarbon deposits, and on the other hand, the impenetrable rocky substances such as salt and clay domes as well as any other rock which may render impracticable or unjustifiable from a financial viewpoint the continuation of drilling activities with the modern drilling technology normally used in the international oil industry.

1.58 "SUBCONTRACTOR" means any natural person or legal entity hired by the Contractor to provide services related to the Contract.

1.59 "LIBOR RATE" means the interest rate at closing for the dollar deposits for a period of six (6) months on the London interbank market and published by the London branch of "The Bank of America" or by any other bank agreed to between the Parties, on the date in question or on the banking day immediately preceding if the day in question is not a banking workday in London.

1.60     "CONTRACT  INTEREST  RATE"  means  the  "LIBOR  RATE" plus one percent.

1.61 "OIL PRODUCTION TAX" means the Royalty (proportional mining royalty) as defined in the Code, and equal to a maximum of 12.5% of the Total Crude Production.

1.62 "QUARTER" means a period of three (3) consecutive months from January first, April first, July first and October first respectively of each Calendar Year.

1.63 "SALE TO THIRD PARTIES" means the sales of Hydrocarbons produced in the Contract Areaand meeting the following conditions:

     (a)     The  agreed  price  shall  be  the only consideration for the sale;

     (b) The sale conditions shall not be subject to any trade relation other than that created by the actual sale contract between the seller and the buyer or any of their Affiliates;

     (c) Neither the seller nor any of its Affiliates has a direct or indirect interest in the resale or subsequent assignment of the Hydrocarbons or of any derivative;

     (d) No paid processing, exchange or barter agreement must take place as a result of these sales.

1.64 a) "DEVELOPMENT AREA" means the part of the Contract Area which, following the seismic information and the well data available, is reasonably deemed to cover the horizontal area of a Hydrocarbon accumulation constituting a Commercial Discovery and designated as such in an approved General Development Program. The Development Area includes the depth corresponding to the reservoirs that have been evaluated and tested between the surface and the basement.

      b) "SEME AREA" means the prism formed by the surface points BEDC for which the geographic coordinates and the map appear as Appendix B, on the one hand, and by the depth between the sea level and the oil-water interface of the producing reservoir H6,5 situated at two thousand one hundred (2,100) metres under the sea level.

      c) "BLOCK 1" is defined by the area delineated by the points AFGH for which the geographic coordinates and the map appear as Appendix B, the Beninese coast constituting the North geographic limit and excluding the Seme Area defined above.

                                   ARTICLE II

                             OBJECT OF THE CONTRACT

2.1 By this Contract, the Government grants to the Contractor the exclusive right to carry out Petroleum Operations in the Contract Area for the purpose of exploring, developing and producing Hydrocarbons in this area, in accordance with the provisions of the Code and the Contract, and in accordance with the laws and regulations in force in the Republic of Benin. The State shall implement all administrative procedures required to enable the Contractor to enjoy its rights and fulfill its obligations.

2.2 The Contractor declares having the technical and financial capabilities required and undertakes to carry out the Petroleum Operations in accordance with this Contract and according to the Good Practices of the Oil Industry.

2.3 With regard to Block 1, once a General Development Program relating to a Hydrocarbon Discovery has been approved as quickly as possible in accordance with the terms of the Contract, the Contractor shall have full rights to carry through the Development and Production Operations and to have the usufruct of the financial benefits resulting from these activities, provided that the obligations under the Contract and the Code have been fulfilled.

2.3.1 With regard to the Seme Block which includes an Oil Deposit, the Contractor shall enjoy the rights listed in Article 2.3.1. as from the Effective Date of the Contract, subject only to the provisions of Article XXXII.

2.4 The Contractor shall provide all technical, financial, human and economic resources required for the Petroleum Operations. Subject to the proportional participation of the State, if applicable, all costs and disbursements incurred for the Petroleum Operations shall be at the responsibility of the Contractor and shall be borne exclusively by it. Furthermore, the Contractor shall be technically, financially and economically responsible for the Petroleum Operations during the validity period of the Contract.

2.5 The Minister, in his capacity as the Government representative, shall be responsible for the supervision of the Petroleum Operations in order to ensure that the Contractor fulfills its obligations in accordance with the Contract. The Minister shall exercise this duty through its technical departments at any reasonable time. The Contractor shall be required to provide easy access to its facilities, to the Minister's representatives in order to enable them to discharge their duties. The costs related to these duties shall be borne by the Government.

                                   ARTICLE III

                         VALIDITY PERIOD OF THE CONTRACT

3.1 The Contract shall enter into effect from the date of its signature and shall end on the date fixed below, subject to the provisions of Article XXVI relating to termination and those of Article XXXII relating to the Transitional Period.

3.2     VALIDITY  PERIOD  RELATING  TO  BLOCK  1

3.2.1 With regard to Block 1 only, the period covered by the Contract shall be divided into two periods: an exploration period and an exploitation period.

3.2.2 The exploration period shall be for an initial period of two years, with two (2) possible extension phases of two years each. These extensions shall be granted by right, subject to the provisions relating to relinquishments, provided that the Contractor has met all its work obligations and expense commitments and other substantial obligations relating to the preceding phase.

3.2.3 Provided it has fulfilled all the obligations relating to the initial phase, the Contractor may request the Minister in writing for an extension of the exploration period beyond the initial phase, at least sixty (60) calendar days before the end of said phase. If this request has not been submitted in time and if a commercial Discovery has not been made, the Contract shall expire at the end of the initial phase of the exploration period.

3.2.4 Subject to the provisions relating to termination and provided no Hydrocarbon Discovery has been made during the exploration period, the Contract shall expire at the end of this period. If at least one (1) Commercial Discovery has taken place before the end of the exploration period, the Contract shall remain in effect with regard to the corresponding Development Areas.

3.2.5 If, at the expiration date of the initial exploration period or of one of the extension phases, an exploration well is in the process of drilling, coring, casing, testing or closing, the Minister shall grant to the Contractor a special extension in order to enable it to complete the drilling, coring, casing, testing and/or the closing of the well in question, to evaluate the results of these operations and to determine if they constitute a Hydrocarbon Commercial Discovery. This special extension cannot, under any circumstances, extend the total exploration period by more than six (6) months.

3.2.6 If a Natural Gas Discovery occurs that the Contractor considers as having the potential of being commercially viable, in addition to the procedures and conditions specified herein, the Minister may grant to the Contractor a special extension of the initial exploration phase for a minimum period of two
(2) years to allow the full evaluation of this Discovery. To that end, the Minister may ask the Contractor to carry out additional studies or tasks which would reasonably appear necessary for the good evaluation of the Natural Gas Discovery.

3.2.7 In the event of a Hydrocarbon Commercial Discovery, the Government shall grant to the Contractor by right, at the request of the latter, an exploitation permit covering the Development Area, the perimeter of which will have been approved as part of a General Development Program in accordance with the provisions of Article IX. The duration of the exploitation permit during which the Contractor shall be authorized to ensure the production of each of the Oil Deposits and Gas Deposits discovered shall be fixed at twenty-five (25) years from the day on which the Discovery has been declared a Commercial
Discovery  in  accordance  with  the  provisions  of  Article  IX  hereof.

During the period of the Contract, the Contractor may relinquish one or several Development Areas, object of an exploitation permit subject to the Government approval.

3.2.8 If, at the expiration of the twenty-five (25) year exploitation period defined above, a commercial exploitation remains possible, the Contractor may be authorized, at its request, to continue the exploitation for a further period of ten (10) years, provided that it has fulfilled all its contractual obligations during the preceding exploitation period.

3.3     VALIDITY  PERIOD  RELATING  TO  THE  SEME  BLOCK

The Seme Block being an Oil Deposit as of the Effective Date, it shall constitute as of that date a Development Area and the Minister shall grant to the Contractor an exploitation permit covering the Seme Block. This exploitation permit relating to the Seme Block shall expire when the Hydrocarbon commercial exploitation shall not be viable anymore in the Seme Block, either in the present Oilfield of Seme, or in any other Reservoir contained in the perimeter of Block 1, with a maximum period of twenty-five (25) years and with a possible extension of ten (10) years.

3.4     PROVISIONS  RELATING  TO  BLOCK  1

3.4.1 At the expiration of the last exploitation permit granted to the Contractor, the rights and obligations defined in this Contract shall be null and void.

3.4.2 The Contractor shall provide to the Government for the granting of an exploitation authorization, an exact delimitation of the perimeter in such a manner that it includes all the presumed area of the discovered Field.

3.4.3 If, during operations subsequent to the discovery, it appears that the field has an extension exceeding that initially anticipated according to the preceding paragraph, the Government shall grant to the Contractor, under the exploitation authorization already allocated, the additional area in such a way so that it covers all the field, provided that the above mentioned extension forms an integral part of the Contract Area as defined at the time of said modification. If said additional area is outside the Contract Area, the Minister shall grant to the Contractor this additional area provided that it is not the subject of mining rights already granted to a third party or of a request aiming at granting such rights.

                                   ARTICLE IV

                   OWNERSHIP OF ASSETS, DATA AND HYDROCARBONS

4.1     OWNERSHIP  OF  ASSETS

4.1.1 The lands shall become the property of the State as soon as they are acquired by the Contractor. The Minister must cooperate in order to complete the procedures on behalf of the Contractor and at the written request of the latter, for obtaining the licences, permits, surface rights, easements, rights of free access to the Contract Area and exit therefrom, the utilization of the waters and any other types of encumbrances on any land or water expanse of public or private nature to enable the Contractor to finalize the Petroleum
Operations on the territory of Benin, in accordance with the laws in force in the country.

4.1.2 Notwithstanding the above provisions, the ownership of movable and immovable properties acquired for the Petroleum Operations shall be automatically transferred by the Contractor to the State as soon as their cost has been fully amortized by the Contractor, or, otherwise, at the end of the Contract. At the expiration of the Contract, the Contractor shall be required to forward to the Beninese State, through the Minister and unencumbered, the ownership of the lands, works, facilities, appurtenances and permanent equipment which it shall have acquired during the performance of the Petroleum Operations. The Contractor shall then be released from any obligation with regard to said properties, including any objection resulting from abandonment procedures, and restoration of environment, as concerns said properties, in the event of contribution of activities of the field. During the validity period of the Contract, the Contractor shall keep and safeguard in a good condition the movable and immovable properties acquired for the execution of the Operations.

4.1.3 The ownership of the properties rented or of the movable properties leased belonging to subcontractors or to Affiliates and the intellectual property of third parties shall remain with said Subcontractors or Affiliates or third parties

4.1.4 During the period of the Contract, the Contractor shall be authorized to use and to make use of all movable and immovable properties acquired for the Petroleum Operations under the Contract. The Contractor shall be authorized to transfer or to sell said properties if they are no longer required for the Petroleum Operations. The beneficiary of the sale revenues from these properties shall be as follows:

 .     If the ownership of said properties has been transferred to the State, the proceeds  must  be  paid  to  the  latter;

 .     The Contractor shall keep these revenues when the properties have not been the  subject  of  any  amortization;

 .     In  the  event  of partial amortization, the proceeds corresponding to the amortization  proportion  must  be  paid  to  the  State.

The disposal or transfer of movable or immovable properties during the period of the Contract must have the prior approval of the Minister.

4.2     OWNERSHIP  OF  DATA

The State is the owner of all the geological, geophysical and geochemical information and of the data relating to the drilling, engineering, recording and production of any other data, samples, logs, coring, tapes, maps, interpretations, reports and any other support or information obtained at the end of the Petroleum Operations. However, the Contractor shall be authorized to keep this information, at no cost, and to use same for the Petroleum Operations subject to the obligations connected to their confidential nature.

The Government will provide the Contractor access to all the technical, operational, accounting and financial information available, this list not being exhaustive, at the Effective date of the Contract. It is understood that the Contractor will treat these data and information confidentially, in according with article 22 of the present Contract.

4.3     OWNERSHIP  OF  HYDROCARBONS

All the Hydrocarbons contained in the Reservoirs of the subsoil of the Contract Area or produced in the Contract Area belong to the State in accordance with the Code and with the Constitution of the Republic of Benin. The Contract does not confer any ownership right on the Contractor with regard to the Crude Oil and/or Gas extracted from the Contract Area, which shall continue to be the property of the State until they are measured at the Delivery Point. The ownership rights of the Contractor with regard to the Crude Oil and/or to the Gas in accordance with the provisions of the Contract shall be granted to it at the appropriate Delivery Point.

4.4     OWNERSHIP  OF  THE  ASSETS  OF  THE  SEME  OIL  PROJECT

The assets belonging to the Seme Oil Project, property of the Government, shall be handled from the end of the Transitional Period as stipulated in Article 32, as follows:

     A. The following shall be put at the disposal of the Contractor, as a matter of priority, for the validity of the Contract:

     - A storage facility including a portion of the land intended for the construction of a quay.

     -    A buoy mooring of CBM-PLEM type.

     -    A loading facility.

     - The Contractor shall be allowed to use the resupply base of Cotonou harbour under conditions agreed by the parties.

The Government shall guarantee to the Contractor that the facilities shall be managed in accordance with the good practices of the international oil industry. The Contractor will finance the restoration of the Seme facilities, and will manage these facilities according to Good Petroleum Practices, and taking into account the production forecast for Seme and Block 1, in accordance with Article 32.

If other users are involved, the Government shall exploit its ownership rights through the Bureau of Petroleum Operations or any other structure designed.

B. With regard to the assets directly associated or related to the Production Operations and which include, in particular, the producing wells, the Platforms including the test and production separators, the oil pipelines, the submarine cables, without this listing being restrictive, shall be put at the disposal of the Contractor, free of charge, subject to the provisions of Article
18.5. The Contractor shall be have the right to use, with the Government approval, some existing wells in order to find new reserves in the deep reservoirs according to the Good Practices of the Oil Industry.

C. The Parties shall agree on the methods of sale of the surplus spare parts available. In the event that the Contractor is interested to purchase all or part of this surplus, it will repay the price thereof.

D. The other assets which are not directly related to the operations of the Seme Field shall remain the property of the Government.

                                    ARTICLE V

                                 RELINQUISHMENTS

5.1 At the end of the first extension phase of the exploration period and provided the Contractor has discharged all its obligations connected to this phase, if the latter decides to continue with the Exploration Operations in the Contract Area during the extension phases for said period, it shall relinquish fifty percent (50%) of the remaining Contract Area, after deduction of any Development Area and of the Seme Block.

5.2 At the end of the last extension phase of the exploration period, the Contractor shall only keep the Development Area or Areas if any.

5.3 The Areas that have been relinquished by the Contractor must be lying together and must be of an appropriate geometrical form in order to enable the performance of the Petroleum Operations by other entities. The Contractor must notify the Minister in writing of the Area or Areas it intends to relinquish, no later than sixty (60) days before the end of the period considered, and shall include a map showing the geographic location and giving the coordinates of the connection points of the boundary lines. Within thirty (30) days following the notification date, the Minister must inform the Contractor of its decision and the Contractor must comply therewith.

5.4 From the date of expiration of the Contract, the Contractor is supposed to have transferred all the Contract Area.

5.5 Two months following each relinquishment, the Contractor must report to the Minister the surface areas to be returned and forward to him all documents and files related thereto as well as the facilities contained thereon, but will have the right to make a copy of documents and file, while respecting the confidentiality of the data.

                                   ARTICLE VI

                            MINIMUM WORK OBLIGATIONS

6.1 The Contractor must commence the Petroleum Operations as of the Effective Date of this Contract subject to the provisions of Article 32. To that end, the Contractor shall inform the Minister of the nominal composition of the team responsible for the conduct and execution of the Contract in Benin as well as the main terms of its agreement with its partner or partners.

6.2 During the initial Phase of the exploration period, the Contractor shall undertake to do the following works:

     - Reprocessing and interpretation of 500 km of 2D seismic lines, or acquisition of 300 km of seismic lines during this period.

     - Exhaustive evaluation of the productivity of the gas contained in the H8 reservoir of Seme and assessment of the economic potential thereof.

     - Drilling of one (1) well in Block 1 in accordance with Clause 6.5. In the event the deep reservoirs under the Seme Area prove to be a more attractive prospect than in Block 1, this drilling shall be carried out in said deep reservoirs.

6.3 During the first extension phase of 2 years, the Contractor must at least complete the following works:

     - Acquisition of 300 km of seismic lines, if the acquisition of these seismic lines has not been realized during the initial phase;

     -    Drilling of a well in accordance with Clause 6.5.

6.4 During the second extension of the initial phase of the exploration period, the Contractor must at least complete the following works:

     - Acquisition and reprocessing of 300 km of 2D seismic lines or their equivalent of 3D seismic.

     -    Drilling of a well in accordance with Clause 6.5.

6.5 Any Exploration Well drilled must at least be drilled at one of the following depths:

     (a) the basement

     (b) H8 horizon

     (c) 2800 (two thousand eight hundred) metres TVD (True Vertical Depth)

     (d) at the depth under which any additional drilling becomes impracticable and would not be carried out by a prudent and reasonable operator in identical or similar conditions according to the Good Practices of the Oil Industry.

     (e) at any other depth defined by the Parties by mutual agreement.

6.6 If during a phase of the exploration period the Contractor undertakes works which exceed the minimum work obligations relating to this phase, the excess shall be deducted from the work obligations relating to the following phase.

6.7 The difficulties which shall occur during the implementation of the provisions of this Article shall be first settled in accordance with the provisions of Articles 8.2.2 and 9.9.

                                   ARTICLE VII

                            JOINT TECHNICAL COMMITTEE

7.1 Within three (3) months following the Date of signature of the Contract, the Parties shall form a Joint Technical Committee (CCT) composed of six (6) members, three (3) representing the Minister and three (3) representing the Contractor, including the General Manager of the Contractor.

7.2 Notwithstanding the provisions of Article 2 and the rights and obligations of the Contractor relating to the daily management of the Petroleum Operations, nor its other rights and obligations mentioned in the Contract, the CCT shall have the main following objectives:

     -    To ensure the good communication and cooperation between the Parties;

     - To review on the conduct and management of the Petroleum Operations, in particular:

          (i) the evaluation of the results of the drilling, geological, geophysical and petroleum engineering programs;

          (ii) the budgets and their execution;

          (iii) the important modifications of the work programs;

          (iv) the allocation of the markets relating to the work programs;

          (v)  any other matters submitted to it by the Parties.

The CTT shall make and forward recommendations to the Parties with regard to all the matters reviewed.

7.3 The CCT shall be chaired by one of the representatives designated by the Minister. One of the representatives designated by the Contractor shall act as Secretary. The Parties may send other representatives to the meetings of the CCT as experts or substitute members.

7.4 The CCT shall hold an ordinary meeting at least once every six (6) months or when the members decide by mutual agreement. The Chairman of the CCT may convene extraordinary meetings at the request of the Minister or of the Contractor by giving to the members at least fifteen (15) days' notice, or a shorter notice if the Parties so decide. The corresponding notice must indicate the date, the place and the agenda of the meeting.

7.5 The quorum for the meetings of the CCT shall be composed of four (4) members, two (2) for each Party.

7.6 The CCT submits his conclusions to the Parties. In the event of disagreement, between Parties, they will act according to the provisions of the present Contract.

                                  ARTICLE VIII

                         PERFORMANCE OF THE OPERATIONS,
                         WORK PROGRAM, BUDGETS, REPORTS
                                   AND CONTROL

8.1     PERFORMANCE  OF  THE  OPERATIONS

8.1.1 During the period of the Contract, the Contractor shall carry out directly the exploration and exploitation activities in the Contract Area. In order to better undertake its activities, it shall be authorized to hire specialized subcontractors. However, the Contractor shall keep the control and the general responsibility of the operations or activities undertaken.

8.1.2 The Contractor must proceed diligently with the performance of the Petroleum Operations in accordance with the Good Practices of the Oil Industry, taking into account the local conditions and other special conditions in the Contract Area.

8.1.3 The Contractor must first notify the Minister of any substantial and planned Petroleum Operations such as, for example, the geological or geophysical research and the start-up of the well drilling activities. The Contractor must also notify the Minister in writing of any suspension of drilling or well abandonment. If this notification is impossible, the Contractor must notify the Minister in writing of this suspension or abandonment within twenty-four (24) hours.

8.2     WORK  PROGRAM  AND  BUDGETS

8.2.1 Within ninety (90) days following the Effective Date of the Contract, the Contractor must prepare the first Work Program and its budget. If the Effective Date of the Contract occurs the first day of the month of July or before, the first Program and its budget shall be prepared for the remainder of the corresponding calendar year. If the Effective Date of the Contract occurs after the first day of the month of July, this first Program and its budget shall be prepared for the current calendar year as well as for the following calendar year. The Contractor must submit the Work Program and its budget for the Minister's approval. Subject to the above provisions, the Contractor shall, no later than October 30 of each calendar year, prepare a Work Program and a budget for the following calendar year and submit same for the Minister's approval. Within the month following the date of receipt of the Work Program and of the budget, the Minister shall approve same as proposed or shall suggest amendments, failing which the Work Program and the budget shall be deemed approved. The Work Programs during the exploration period must include the minimum works as stipulated in this Contract.

8.2.2 In the event the Minister wishes to make amendments to the Work Program and to the corresponding Budget, he must advise the Contractor thereof in writing no later than fifteen (15) days following the receipt of the above mentioned documents and the Parties shall meet and attempt to reach an agreement on the proposed amendments. If the Contractor and the Minister do not reach an agreement on the proposed amendments no later than two months after the date of receipt of the Work Program and the Budget, an Expert shall be called upon to settle the matter in accordance with the provisions relating to arbitration and expert evaluation.

8.2.3 The Contractor may, with the Minister's approval, revise the Work Program during the calendar year in question in order to be able to take into account newly acquired information, a revised evaluation of the conditions concerned, or any other valid reason.

8.3     REPORTS

8.3.1 Within the framework of this Contract, the Contractor shall prepare and keep up to date all the records relating to the Petroleum Operations in the Contract Area.

8.3.2     Subject  to  its general rights and obligations, the Contractor shall:

     (a) Register in an original or reproducible version of good quality, or on magnetic support, if any, any geological and geophysical information and any data related to the Contract Area and acquired by the Contractor.

     (b) Keep all the files containing all the details concerning the following aspects:

          i)   The  drilling,   implementation,   deepening,  production  tests,
               sealing or abandonment of the wells;

          ii)  The formations crossed by the wells;

          iii) The casing laid in the wells and any modification to said casing;

          iv) Any hydrocarbons, water and other minerals of economic benefit or dangerous substances encountered;

          v) The areas in which geological or geophysical activities have been carried out.

8.3.3 The well logs, maps, magnetic tapes, coring and samples, and other geological and geophysical information obtained by the Contractor during the Petroleum Operations shall belong to the Government, and shall be forwarded to it as soon as they have been obtained or prepared, and the Contractor shall have the right to make copies of said documents and files, subject to the observance of the confidentiality clauses.


8.3.4 During the execution of its contractual obligations, unless the Parties otherwise agree, the Contractor shall:

     a) Keep copies of the material constituting the Data during the period of the Contract;

     b) Keep for a period required by Petroleum Operations, with the Government approval, the original data provided that said data can be reproduced and that copies thereof have been provided to the Minister.

     c) Export for processing, review or laboratory tests and for a period of one year, the samples and any matters constituting the petroleum data, provided that samples of equivalent dimensions and quality or, when such data may be reproduced, copies of an equivalent quality have been forwarded to the Minister.

8.3.5 The Contractor shall regularly inform the Minister of the main developments occurring in the Petroleum Operations and shall provide him with all available information, data, reports, evaluations and interpretations related to the Petroleum Operations. In addition, the Contractor shall:

     a) Prepare daily drilling reports within the framework of its activities;

     b) Prepare and forward to the Minister a monthly report within a period of fifteen (15) days following the end of the month concerned which shall include a description of the activities covered during said month with plans and maps indicating the sites where the works described have been executed;

     c) Prepare and forward to the Government a quarterly report, within a period of thirty (30) days after the end of each Calendar Quarter, which shall include a description of the activities covered during said quarter with plans and maps indicating the sites where the works described have been executed;

     d) Prepare and forward to the Government an annual report, within a period of two (2) months after the end of each Calendar Year, which will integrate and develop the revised quarterly reports, if required, of the Calendar Year considered.

8.4 The Minister shall assume his obligations under this Contract through the DIRECTORATE OF ENERGY (DEN) and the DEPARTMENT OF PETROLEUM OPERATIONS
(BOP).

8.4.1     The  duties  of  THE  DIRECTORATE OF ENERGY (DEN) shall be inter alia:

     - to ensure that the Petroleum Operations conducted by the Contractor or other government entities comply with the oil policy of the State and to the applicable regulations;

     - to bring as much as possible to the Contractor any assistance required in order to enable it to fulfill its obligations within the framework of the present Contract;

     - to ensure that the Contractor implements a true policy of technology transfer and of training of Beninese nationals in the field of Petroleum Operations.

8.4.2 The duties of THE DEPARTMENT OF PETROLEUM OPERATIONS (BOP) shall be inter alia:

     - to guarantee the financial settlements between the Contractor and the State;

     -    to receive, value and market the State's Hydrocarbon share;

     - to ensure that the cost accounting of the expenses and the keeping of the records and of the conduct reports of the Petroleum Operations shall be undertaken according to this Contract and with the accounting principles generally accepted in the oil industry.

                                   ARTICLE IX

                       DECLARATION OF COMMERCIAL DISCOVERY
                     AND DESIGNATION OF THE DEVELOPMENT AREA



9.1 As soon as a Discovery of Hydrocarbons is made in the Contract Area, the Contractor must immediately report same to the Minister and the provisions of this Article shall then apply. In the event of a Gas Discovery, the provisions of the relevant Article shall apply should there be a conflict or a difference in the processing of this Discovery with this Article.

9.2 After the Discovery of Hydrocarbons and as soon as the Contractor is able to do so, and in any case within thirty (30) days following said Discovery, the Contractor must forward to the Minister a first report of Discovery.

No later than two (2) months following the Discovery, the Contractor shall forward to the Minister a detailed report on the Discovery, indicating whether this Discovery must be evaluated or not. If the Contractor deems that the Discovery is worth being evaluated, the report must include an evaluation program and a schedule of activities in order to implement an adequate and efficient evaluation. The Contractor must carry through the evaluation program submitted to the Minister during the exploration period according to the approved evaluation program and schedule of activities.

9.3 No later than ninety (90) days following the end of the evaluation program, the Contractor shall submit for the Minister's review a detailed evaluation report proving the commercial viability of the proposed Development Area. This report must include:

     - The description of the Development Area, in particular the structural configuration, the physical properties and the extent of the reservoir rocks, the surface areas, the thickness and the depth of the producing areas;

     - An estimate of the initial and recoverable oil and gas reserves, the characteristics of the recovery, the expected production return by reservoir;

     - An estimate of the number of wells required for an efficient drainage of the reserves, the fluid characteristics including, in the case of Crude Oil, the density, the sulfur, sediment and water content and the shrinkage of the product;

     -    The economic projections and the expected cash flows.

9.4 The Contractor must declare in the report whether in its opinion the Discovery is commercially viable, and in this case, it shall be entitled to develop same and to produce the Hydrocarbons in accordance with the provisions of this Contract.

9.5 Within thirty (30) days following the date of submission of the report in which the Contractor advises the Minister of its opinion that the Discovery is commercially viable, the latter shall notify his approval to the Contractor in writing, and the date of approval by the Minister shall be the "Date of Commercial Discovery". If at the end of this thirty (30) day period, the Minister has not notified said approval in writing, the Date of Commercial Discovery shall be the day following the expiration of the thirty (30) days mentioned above. The Minister shall then grant to the Contractor the exploitation permit if the latter requests it.

9.6 If the Contractor deems that the Discovery is not commercially viable, it must advise the Minister of the reasons on which it has based its decision. If the Minister challenges the grounds of the technical or financial analysis of the Contractor on the non-commercial nature of the Discovery, or if for any other reason he deems that the Discovery may be economically developed by the Contractor in accordance with the clauses and conditions of the Contract, the Minister must then, within sixty (60) days if he so wishes, submit the matter of the commercial viability to an Expert in accordance with the Contract. If the Expert confirms that the Discovery is commercial, the Contractor may, within thirty (30) days following the date of receipt of the Expert's decision, either declare that the Discovery is a commercial Discovery under the provisions of the Contract and the date of declaration shall become the Date of Commercial Discovery, or waive its rights regarding the Discovery. In this case, the Minister shall have the right to develop the area of the Discovery and to produce Hydrocarbons in accordance with the provisions relating to sole risk operations. The Contract shall remain in effect on the remaining part of the Contract Area.

9.7 Within ninety (90) days following the Date of Commercial Discovery, the Contractor must submit to the Minister a General Development Program indicating:

     (a) the proposed Development Area;

     (b) the Development Operations to be carried out, including any additional delineation of the Development Area and the method of development of the Associated Gas, if any;

     (c) the Contractor's plans concerning the drilling and completion of the wells, the new production, storage, transportation and delivery facilities required for the production of Hydrocarbons. The plans must contain the following information:

          (i)  the expected number of Development Wells and their positioning;

          (ii) the details relating to the production equipment and to the storage facilities;

          (iii) the delivery points of Crude Oil and Natural Gas; and

          (iv) the details of any other technical equipment required for the Hydrocarbon Operations.

     (d) the estimated projections of Crude Oil and Natural Gas production from the Oil or Gas Deposits, and the estimated commercial duration of said deposits;

     (e) the cost estimates of the equipment and current expenses;

     (f) the economic feasibility studies prepared by the Contractor and the other methods, if any, devised for the development of the Discovery taking into account:

          (i)  its location;

          (ii) any pertinent meteorological condition;

          (iii) expected investment costs and current expenses; and

          (iv) any other information required for its evaluation.

     (g) the safety measures to be adopted during the Development and Production Operations, including the emergency measures;

     (h) the measures to be adopted for the protection of the environment.

     (i) the unforeseeable events that may affect the Contractor's capability during the implementation of the General Development Program.

9.8 The General Development Program proposed by the Contractor must be prepared according to the geological, engineering and financial principles and according to the Good Practices of the Oil Industry. Furthermore, it must be realized with a view to ensuring the optimum recovery of Hydrocarbons of the Development Area and to preventing their wasting.

9.9 The General Development Program of the Contractor may be reviewed by the Minister who shall give his approval if he deems that it has been prepared according to the above provisions. If the Minister deems that the General Development Program submitted by the Contractor has not been prepared according to these provisions, he shall suggest that revisions be made thereto and the Contractor may amend same in reply. If within ninety (90) days following the date of submission of the Program, the Minister and the Contractor cannot agree on said Program, the matter or matters which are the subject of a disagreement must be submitted to an Expert who shall settle same. In case of disagreement and submission to an expert, the exploitation period of 25 years shall not include the period spent by referring to the expert (including the procedure of this submission).

9.10 During the course of the Development and Production Operations, the Contractor may suggest additions or revisions to the General Development Program. He shall then submit same to the Minister for review and approval, utilizing the procedures detailed in article 9.9. If within a period of eighty
(90)  [N.B.  Sic]  days  following  the  date of submissions of the additions or
             ---
revisions of the General Development Program, the Minister and the Contractor cannot agree, the question or questions which are the subject of the disagreement shall be submitted to an expert, mutadis mutandis according to the procedure specified in article 9.9 and the exploitation period of 25 years shall not include the period of said procedure.

9.11 If the Contractor wishes to finance the Development Operations with funds obtained from banks or other sources of financing, the Minister must assist the Contractor by providing all the information that the banks or sources of financing may reasonably request, provided that the Minister does not have to assume any additional obligation of any type, whether financial or otherwise.

                                    ARTICLE X

                              SOLE RISK OPERATIONS

10.1 If during the exploration period, the Minister wishes to test additional reservoirs at the final depth point agreed upon, or deepen the well and test deeper reservoirs than this final depth point, the Government shall have the right, subject to the provisions of Clause 10.4, to request the Contractor, by notice, to test certain additional reservoirs or to continue the drilling and test new reservoirs, at the exclusive risk and on behalf of the Government, until the Government objectives have been reached. The Government shall notify the Contractor as soon as possible before or during the drilling but under no circumstances after the Contractor has started the well completion or abandonment activities.

10.2 If during the exploration period, the Parties cannot agree on the Government recommendation for the drilling of additional exploration wells, the Minister shall have the right after the initial period to request the Contractor to drill in the Contract Area at the sole risk and expense of the Government one
(1) exploration well provided that this Operation does not delay, hinder and disturb the exploration and evaluation activities of the Contractor. In this case, the Minister shall have a maximum period of six (6) months in which to provide the Contractor with a well site report indicating the drilling details as well as the financing plan of the operation in question.

10.3 If the operations described under Clauses 9.3, 10.1 or 10.2 lead to a Discovery or to a Commercial Discovery, the Minister shall have the right, at its exclusive expense, risk and benefit, to evaluate said Discovery and/or to develop and produce the Oil from the reservoir connected to this Discovery. The Contractor shall notify the Minister in writing, before the beginning of the commercial production of the oil reservoir discovered within the framework of said sole risk operations, if it wishes to be responsible for the future development and/or production operations of said oil-bearing reservoir according to the terms of this Contract. In this case, the Contractor shall pay in cash or in kind to the Minister, in addition to one hundred percent (100%) of the exploration costs and the exploration immobilization costs, if any, incurred by the Government with regard to the sole risk operations and connected to the discovered oil-bearing reservoir, an additional amount equal to three hundred percent (300%) of said exploration and immobilization costs.

10.4     The  conditions for the execution of the sole risk operations shall be:

     (a) The production tests of additional formations or the penetration and the production tests of deeper formations or the drilling of additional exploration wells must be technically feasible;

     (b) The deepening of a well under the exclusive risk operations may not take place if the well has already penetrated the producing reservoirs;

     (c) No exclusive risk exploration well may be drilled in an exploitation area or on the site of a Commercial Discovery;

     (d) The Minister may hire a third party for the performance of the sole risk operations mentioned above. However, the Minister cannot hire a third party for this purpose without having first offered to the Contractor a preemption right for the execution on his behalf of said exclusive risk operations at conditions similar to those acceptable by said third party. If the Contractor does not accept to perform these operations within sixty (60) days from the receipt of the Minister's notice, the latter shall then be at liberty to hire the third party under the conditions that this third party shall observe the confidentiality clauses regarding data, reports and information held or prepared by the Contractor and received by said third party within the framework of the present article or of article IX and in agreement with article XXII.

                                   ARTICLE XI

                             ANNUAL DEVELOPMENT AND
                               PRODUCTION PROGRAMS

11.1 The Contractor shall be required to carry through the Production and Development Operations in all the Development Areas in accordance with the General Development Programs and according to Good Practices of the Oil Industry.

11.2 The Work Program submitted for the Calendar Year during which a Commercial Discovery occurs, must be modified by the Contractor within sixty
(60) days following the date of approval of the General Development Program in order to comply with the latter.

11.3 The Work Programs and the budgets corresponding to the Development and Production Operations must have as objective the efficient and economic exploitation of all the Development Areas according to the Good Practices of the Oil Industry. The Minister shall approve the Work Programs and the budgets prepared and submitted in accordance with the provisions of this Contract.

Within thirty (30) days following the date of receipt of a Work Program and a budget, the Minister shall approve same as proposed or shall suggest that amendments be made; if no approval notice or suggestion of amendments has been received within said period of thirty (30) days, the Work Program and the budget shall be deemed approved.

11.4 If the Minister wishes to amend the Work Program or the corresponding budget, he must inform the Contractor in writing no later than fifteen (15) days following the receipt of the documents mentioned above. The Parties shall consult each other and shall endeavour to agree on the amendments suggested. If the Minister and the Contractor do not reach an agreement concerning the amendments suggested no later than two (2) months after the date of receipt of the Work Program and the corresponding budget, an Expert shall be called upon to settle the matter in accordance with the provisions relating to arbitration and expert evaluation. The twenty-five (25) year exploitation period, or the additional period of ten years, if applicable, shall not include the time spent for referring the matter to an expert (including the procedure for same).

11.5 The Contractor may, with the Minister's approval, revise the Work Program and the budget during the Calendar Year in question in order to be able to take into account newly acquired information, a revised evaluation of the conditions concerned, or any other valid reason.

                                   ARTICLE XII

                            GOVERNMENT PARTICIPATION

12.1 The Government shall have the option to acquire a maximum participation of 15% of the rights and obligations of the Contractor relating to a discovery when the combination of the daily production of all the discoveries of the Contract Area reach for the first time a level of 20,000 barrels during at least six (6) consecutive months.

12.2 The Government must exercise its option of participation by written notification to the Contractor within thirty (30) days following the last day of the 6th month of the production level of 20,000 barrels/day. In the absence of a written notice during this period of thirty (30) days, the option shall be deemed refused.

12.3 If the Government exercises its option of participation in accordance with Article 12.1, the Contractor shall assign to the Government the portion that has been claimed. To that end, the Contractor shall propose a draft agreement for the Minister's evaluation.

12.4 The Government Participation shall take effect from the date of receipt by the Contractor of the written notification mentioned in Article 12.2. The Government shall then pay its share of the Petroleum Costs, in proportion to said participation, when said costs have been committed by the Contractor.

12.5 If the Government exercises its option of participation, it will reimburse to the Contractor in proportion to said participation, its share of the Petroleum Costs incurred by the Contractor with respect to the Contract Area before the date on which its decision to participate has been notified to the Contractor who shall assist it without cost in the search for necessary funds.

Said share of Petroleum Costs that is reimbursable to the Contractor shall bear an interest from the date on which the Petroleum Costs have been incurred until the actual date of participation by the Government, at the interest rate of the contract fixed the day before the settlement date.

12.6 The reimbursement mentioned in Clause 12.5 shall be at the option of the Minister and notified to the Contractor,

     - either in cash by payment in dollars within a period to be determined by mutual agreement,

     - or in kind through lifting by the Contractor of a portion of the Hydrocarbon share stipulated in Article 13, to which the Government is entitled, up to fifty percent (50%) of said share. The value of this portion being calculated in accordance with the provisions of Article 16, and this share shall be equal in value to the amount due on the date of notification mentioned in Article 12.2, plus the interests related thereto calculated according to Article 12.5.

12.7 If during the three (3) months following the due date for reimbursement agreed to between the Parties, the Government does not pay to the Contractor its share of the Petroleum Costs as stipulated in Clause 12.5, the Contractor shall have the right to retain fifty percent (50%) of the share of Profit-Oil of the Government until total recovery of said costs.

12.8 If the Government exercises its option of participation, the Minister shall establish as soon as possible with the Contractor, an operating agreement in accordance with the international Petroleum Operations which shall govern the rights and obligations of the Parties.

                                  ARTICLE XIII

                                COST RECOVERY AND
                               PRODUCTION SHARING

13.1 Subject to the provisions relating to participation, the Contractor shall assume and pay all the Petroleum Costs incurred during the execution of the Petroleum Operations, and it shall recover said costs according to the methods defined in Accounting Appendix D.

The costs directly attributable to the development and production of Non-Associated Gas shall be subject to a specific agreement in accordance with the provisions of this Contract.

However, the costs directly attributable to the deepening of the wells with a view to evaluating and testing the gas from the Seme Field shall be recoverable in accordance with the provisions of Article 13.2b hereof.

13.2 The Petroleum Costs, within the limits authorized by the provisions of Appendix "D", shall be recovered from the Crude Cost Recovery, limited every year to sixty-nine percent (69%) of the Available Crude for Block 1, and for the Seme Block to seventy-nine percent (79%) of the Available Crude for the Year considered.

     The  cost  recovery  shall  occur  as  follows:

     (a) The recovery of the exploitation costs shall be made entirely during the Year when such costs have been incurred.

     (b) The recovery of the exploration costs shall be made from the start-up Year of the first commercial production deriving from the Development Area.

     (c) The development investments shall be amortized over five (5) Years from the start-up Year of the first production.

     (d) The investments related to the exploitation phase shall be amortized over five (5) Years from the date of their realization.

However, when the total production has reached the economic marginality as defined in clause 13.7 hereinafter, the Parties shall consult each other in order to reach a joint decision. This consultation will take place within thirty (30) days from the date of receipt by the Minister of the written notice by the Contractor.

13.3 Inasmuch as the Petroleum Costs recoverable during a given Year exceed the value of the Crude of the Cost Recovery ("Cost-Oil") available this Year, the recovery of the surplus shall be carried forward to the following Years.

13.4 The Contractor shall deduct on behalf of the Government from the total production of the Crude extracted from the discovery area, after deduction of the losses related to the Petroleum Operations, a portion equivalent to the amount of the tax on oil production equal to 12.5% (twelve and a half percent) for oil and 10% (ten per cent) for condensate. The remaining quantity of the crude shall be referred to as "Available Crude".

13.5 The remainder of the Available Crude every year after deduction of the recoverable Petroleum Costs, hereinafter called "Profit-Oil", shall be shared between the Government and the Contractor, whether the Government shall exercise or not its option of participation to the rights and obligations in accordance with Article 12, according to the following progressive scale:

(A)     For  oil

AVERAGE DAILY PRODUCTION   GOVERNMENT SHARE   CONTRACTOR SHARE
-------------------------  -----------------  -----------------
       (BARRELS/D)
-------------------------
0 to     5,000                           50%                50%
5,001 to   10,000                        55%                45%
10,001 to   20,000                       60%                40%
20,001 to   50,000                       65%                35%
50,001 to 100,000                        70%                30%
Over 100,000                             75%                25%

(b)     For  condensate

AVERAGE DAILY PRODUCTION   GOVERNMENT SHARE   CONTRACTOR SHARE
-------------------------  -----------------  -----------------
       (BARRELS/D)
-------------------------
  0 to 100,000                           50%                50%
Over 100,000                             55%                45%

13.6 With regard to the Seme Field produced on the H6 and H6.5 horizons, the sharing determination of the Available Crude each year after deduction of the Petroleum Costs in accordance with Article 13.2 shall be: 60% for the Government and 40% for the Contractor.

13.7 The Parties agree that if the Economic Limit of a field is reached (eg. if Petroleum Costs incurred by the Contractor exceed the cash flows deriving from the sale of the production so as to cause the early abandonment of this field, they shall consult each other in order to study the amendments to be brought to the cost recovery plan for the purpose of extending the life of said field.

                                   ARTICLE XIV

                           MEETING THE REQUIREMENTS OF
                              DOMESTIC CONSUMPTION

14.1 Three (3) years after the start up of the Production Operations, the Government shall have the right to purchase and the Contractor shall be under an obligation to sell, in a specific Delivery Point, a quantity of Hydrocarbons in Crude form or an equivalent quantity of refined products or gas equivalent such as agreed to between the parties equivalent at most to fifty percent (50%) of the share of Profit-Oil to which the Contractor is entitled in order to meet the domestic consumption of Benin. The assignment of Oil shall be made within this framework in accordance with the provisions of Article 16.2.

If within a period not exceeding sixty (60) days from the date of delivery of Hydrocarbons, the Government does not pay the invoice, the Contractor may obtain payment by lifting from the Government Profit-Oil share.

14.2 With regard to Crude Oil, the Contractor's obligation to sell rests on the principle according to which all producers of Crude Oil or exporter from Benin, including the Government, bring part of their production, at any moment and in a proportional manner, to meet the requirements of domestic consumption. In order to take advantage of its acquisition right, the Minister must give a three (3) months' written notice to the Contractor, indicating the quantity of Crude Oil representing the Contractor's remuneration that shall be acquired during the three (3) calendar months following the above mentioned notice. The monthly variation of this quantity cannot exceed a range of more or less ten percent (10%).

14.3 If due to a case of Force Majeure, other contractors or the Government cannot proportionally contribute to the requirements of the domestic market, and that, consequently, the volume of participation of the Contractor and of other contractors to the sales of the domestic market must be increased, the Contractor must sell the additional quantities required in accordance with the above clauses and conditions until the case of force majeure has been resolved and until the contribution intended to proportionally cover the requirement of the domestic market has been re-established. This additional obligation does not include the volumes of production which have been the subject of an exportation contract for which the loading period has been fixed within forty
(40) working days following the date on which the Contractor has received notification from the Minister as to the case of force majeure.

14.4 With regard to Natural Gas, the Contractor's obligation to sell must be established taking into account the criteria used to meet the requirement of the domestic market stipulated above, and taking into account the price of Natural Gas determined in accordance with this Contract.

14.5 All payments made to the Government for the Contractor's Hydrocarbon sales in accordance with the provisions of this Article must be made in dollars and by bank transfer to the bank account designated by the Contractor outside Benin, within a period of thirty (30) days from the date of delivery to the Delivery Point of the Hydrocarbons acquired by the Government.

                                   ARTICLE XV

                              APPLICABLE TAX SYSTEM

15.1 For the duration of the Contract and in accordance with the legislation in force in the Republic of Benin, the Contractor shall be subject to the tax system currently applied to companies in general, and to oil activities in particular.

15.2 The Contractor shall be required to pay, under the conditions and the due dates established by the Beninese tax legislation, all the taxes and duties to which it is subject, in particular Income Tax equal to 55% (fifty-five percent) of the taxable profit and the Export Revenue Tax at the rate of three period twelve percent (3.12%) of the FOB value.

15.3 It is understood that in application of Article 15.2, the Minister shall lift from the Profit-Oil share to which the Government is entitled under
Article 13.5 an amount corresponding to the Income Tax, and to the Export Revenue Tax mentioned in the Petroleum Code. He shall pay said tax to the institution designated for this purpose on behalf of the Contractor and shall have delivered to the Contractor the receipts related thereto. The same applies for the Export Revenue Tax. In this case, the Profit-Oil share to which the Contractor is entitled under Article 13.5 shall be considered free of tax and shall not be subject to any tax whatsoever. In other words, the Contractor shall be released from any tax obligations which, by definition, are included in the Profit-Oil received by the Government as well as in the Oil Production Tax also received by the Government.

15.4 The Contractor and its subcontractors shall be exempt from the duties and taxes on the equipment, exploitation material and engines imported by the Contractor and its subcontractors within the framework of the Petroleum Operations. These goods and equipment may be re-exported at the end of their use according to the temporary admission system.

15.5     The  Contractor  and  its  subcontractors  shall  be  also  exempt:

     (a) from the Value Added Tax (VAT) on the activities strictly related to the Petroleum Operations;

     (b) from the Franchise Tax for a period of five (5) financial years;

     (c) from the surface royalties mentioned in the Code; and

     (d) for expatriate personnel, from contributions to the Social Security Department of Benin (OBSS), from the employer's contribution (V.P), and from the apprenticeship charge.

15.6 The expatriate personnel employed by the Contractor and its subcontractors may import free of duties and taxes with the exception of the road tax, their personal effects which shall be used during the first six (6) months of their arrival. They shall also import a vehicle per household by way of temporary admission.

15.7 The Government shall agree to take into consideration any modification to the fiscal conditions which the Contractor may request at any time, provided that:

     (a) Such modification does not adversely affect all the financial gains and other benefits that the Government will derive from the Petroleum Operations; and

     (b) The only reason for proposing such modification shall be to permit any person forming the Contractor or any other Affiliated Company to obtain in another country a tax credit relating to the taxes paid in the Republic of Benin.

15.8 The Contractor shall be required to pay to the State the income from the taxes and duties mentioned in this Contract through a national structure. The designation of the national structure in question shall occur within one hundred and eighty (180) days following the Effective Date.

15.9 Within thirty (30) days following the date of payment, the Government shall issue, a receipt in the Contractor's name for said payment.

                                   ARTICLE XVI

                         MEASURING, DISPOSAL, EVALUATION
                            AND SALE OF HYDROCARBONS

16.1 The Contractor must measure all the Crude Oil and Natural Gas produced in the Contract Area according to the Good Practices of the Oil Industry. The Contractor must keep full and accurate records of all the measures of Hydrocarbons produced in the Contract Area after extraction of the water and of its foreign substances, and of all the Hydrocarbons that may be marketed, which will allow by difference to determine the quantities that have been used for the Operations and the unavoidable losses. The Minister's representatives must have access to these records and measures.

The Minister shall have the right to examine and to test all the measures, measuring equipment, graphics and any other measuring or testing equipment and information material.

If, at the end of an examination or test, it appears that measuring equipment are not in working order, that they are damaged or badly adjusted, the Contractor must put them in good working order or shall proceed with the required adjustments immediately at its own cost.

If, within a reasonable period not exceeding thirty (30) days, the Contractor does not assume this obligation, the Minister may take the necessary measures so that said equipment be made operational or have the equipment adjusted and may invoice to the Contractor the cost of this operation at the interest rate of the Contract + 1%. If according to the Minister, the error caused by the bad adjustment, or any other failure of a measuring equipment, appears to be at the origin of a considerable difference in the production measuring, the Parties shall consult each other for the purpose of examining the appropriate measures to be taken. In the event of disagreement, the matter shall be submitted to an expert so that the latter can determine if a retroactive adjustment of the production figures should be made. If the Contractor deems it necessary to replace measuring devices or instruments, it must notify the Minister for approval and give to the Minister's representatives the opportunity to be present during the operation and to take part thereto.

16.2 Under this Contract, the price of Crude Oil for each quarter shall be the weighted average of the FOB prices received by the Contractor for sales to third parties which are not related to the Parties during the corresponding quarter.

If during a given quarter the Contractor does not sell at least forty percent (40%) of the total production of Crude Oil of the Contract Area to third parties which are not related to the Parties, the price of Crude Oil for that quarter shall be the weighted average of the FOB prices established by comparison with the Crude Oil Price on the international market taking into account the quality, density and transportation differentials.

In the absence of an agreement between the Parties within fifteen (15) days following the end of the Quarter concerned, pending the opinion of an Expert, the sale price agreed to for the Quarter preceding the Quarter in question shall apply temporarily subject to the retroactive adjustments which would be required after expert evaluation. The expert evaluation requested under this article shall occur within a period not exceeding thirty (30) days after the end of the Quarter concerned.

16.3 Under this Contract, the price of Natural Gas sold on the domestic market of Benin shall be the price received by the Contractor for sales to third parties. Taking into account the fact that the gas market is not very developed in Benin, the Minister must assist the Contractor inasmuch as possible in order to find possible consumers for the Gas and to negotiate reasonable sale prices. The Natural Gas price applicable to the Gas sold to a public Beninese company or to a body whose capital with voting right is the direct or indirect property of the State, shall be established by mutual agreement between the Parties, it being understood that this price must reflect the commercial value of the energy source that the Gas sold is deemed to replace, according to the modern technology generally used and taking into account the cost of the gas produced. The price that applies to the Natural Gas exports shall be the price received by the Contractor for sales to third parties, subject to the same conditions normally governing the sale of Crude.

16.4 The Contractor shall have the right to freely dispose, load, transport and export the Hydrocarbons to which it is entitled under the Contract. The Minister may request the Contractor to sell all or part of the oil to which the State is entitled in accordance with Article 13 and under the market conditions stipulated in Article 16.2, and provided that the Parties have agreed on the provisions concerning marketing.

16.5 No later than sixty (60) days before the Start-up Date of the Commercial Production in each Development Area, and thereafter at the beginning of each Quarter, the Contractor must prepare and provide to the Minister a projection indicating the total quantity of Hydrocarbons which, according to the Contractor, shall be produced during the following four (4) Quarters in the corresponding Development Area, from a production rate mutually agreed upon to optimize the recovery of Hydrocarbons in the Development Area according to the Good Practices of the Oil Industry. Each Quarter, the Contractor shall make reasonable efforts to produce the quantity of Hydrocarbons estimated to be produced by it. The Contractor shall be authorized to use, free of charge, the quantities of Hydrocarbons produced in the Contract Area, in their natural or processed state, required for the carrying out of the Petroleum Operations (including the Operations of Gas loading) according to the Good Practices of the Oil Industry. Whatever the quantity of hydrocarbons used for this purpose, it shall not be considered as being part of the Commercial Production.

                                  ARTICLE XVII

                                   NATURAL GAS

17.1 Benin's domestic market shall benefit from a preferential right for the acquisition of the Natural Gas produced in any Development Area and which is not required for the Petroleum Operations in accordance with this Article, provided that the commercial proposals made are as favourable as those under which the gas in question may be exported. The Natural Gas not sold on the domestic market may be exported.

In the event of discovery of a commercial accumulation of gas, a gas purchase contract ("Take or Pay" contract) shall be discussed between the Government and the Contractor as soon as possible. If the direct generation of electricity would appear more favourable for the two Parties, the latter shall meet to determine the conditions thereof.

17.2     ASSOCIATED  NATURAL  GAS

17.2.1 If a Crude Oil Discovery occurs that the Contractor shall consider to be commercially viable under this Contract and this discovery contains Associated Gas, the Contractor must indicate in its evaluation report if it anticipates that the estimated production of Associated Gas shall exceed the quantities of Associated Gas required for the Crude Oil Production Operations (this surplus shall be referred to hereinafter as "surplus Associated Gas") and if the surplus Associated Gas can be produced in commercial quantities. If the Contractor declares that this Associated Gas exists and that it can be produced in commercial quantities, it shall indicate in the General Development Program prepared for the Hydrocarbon Discovery, the details relating to the gathering, processing, compression and transportation facilities required for the exploitation of the surplus Associated Gas for commercial purposes, as well as the corresponding costs.

17.2.2 Within ninety (90) days following the date of submission of the General Development Program, the Minister shall advise the Contractor whether he himself or any other public entity in Benin designated by him, wishes to dispose of the surplus Associated Gas on the domestic market.

17.2.3 If, in accordance with this article, the Minister advises that he wishes to dispose of the surplus Associated Gas on the domestic market, the Contractor may, by notice within ninety (90) days following the date of notification of the Minister, participate in the costs of the facilities required for the production of the surplus Associated Gas and the proceeds deriving from the sale of said Gas.

17.2.4 If the Contractor decides to participate in accordance with the above provisions:


     (a) It shall build gathering, processing, compression, transportation and storage facilities required for the production and the delivery to the Delivery Point of the surplus Associated Gas in accordance with the specifications of the General Development Program;

     (b) The price of the Associated Natural Gas is the price of Natural Gas determined in accordance with this Contract.

17.2.5 If the Contractor decides not to participate, it shall deliver to the Minister, or to the public Beninese company designated by the Minister for this purpose, to a Delivery Point designated as "EXIT", and at its expense which shall be included in the recoverable costs, all the quantities of surplus Associated Gas produced.

17.2.6 Subject to the provisions relating to the protection of the environment, the Contractor may burn any surplus Associated Gas that has not been used.

17.3     NON-ASSOCIATED  GAS

17.3.1 If a Discovery of Non-Associated Gas occurs in the Contract Area, the Contractor must submit a report in accordance with the provisions of this Contract. If the Contractor deems that the Discovery is worth being evaluated, it must prepare an evaluation, with a reserve estimate, of the production potential, the development costs and the production costs as well as of the economic viability. In this report, the Contractor must also declare if the Discovery is commercially viable. If the Contractor deems that the Discovery of Non-Associated Gas is not worth being evaluated, the provisions relating to Crude Oil shall apply mutatis mutandis.

17.3.2 If the Contractor deems that the Discovery can be commercially viable, the Minister shall assist it in the evaluation of the gas requirement on the domestic market as well as in the transformation and marketing activities required for its distribution to the consumers of said market. In the same way, the Contractor shall be at liberty to evaluate the viability of the Gas exportation. During the calendar year following the date of submission of the detailed evaluation report of the Contractor, the Parties must meet in order to determine if the sale points and other pertinent factors justify its development and production for sale on the domestic market and/or if it is considered that this market is not big enough and therefore the Gas must be exported.

17.3.3 If the Contractor deems that the development of the Discovery of the Non-Associated Gas is justified, it must submit to the Minister a General Development Program for said Discovery and the provisions relating to the commercial discovery and those relating to the Government participation shall apply to the development and production of said Gas as if it concerned Crude Oil. If the Contractor deems that the development of the Discovery of Non-Associated Gas is not justified, the provisions relating to the Crude Oil shall then apply mutatis mutandis to the development and production of said Gas.

17.3.4 If it has been determined that the Discovery of Non-Associated Gas cannot be used on the domestic market while the Contractor considers that said Discovery of Non-Associated Gas may be commercially viable for exportation, the Contractor shall then have full freedom to develop the Gas Deposit provided that it submits to the Minister a General Development Program. If the Contractor begins the Development Operations for exportation, the Minister shall take the necessary measures to facilitate the construction of the appropriate facilities. The provisions relating to the commercial Discovery and to the Government participation shall apply mutatis mutandis to the development and production of said Non-Associated Gas as if it concerned Crude Oil. Once the Contractor has started up the Development Operations for exportation, the right granted to the Contractor for exportation under this Article shall remain in effect during the period of the Contract unless the two Parties change the procedures by mutual agreement.

17.3.5 Under this Contract, the price of the Non-Associated Gas produced by a Gas Deposit intended to be used in Benin shall correspond to the price of Natural Gas determined in accordance with the provisions of this Contract.

17.3.6 In compliance with the safety and environment protection standards, the Contractor shall have the right following the Minister's approval, to build facilities for the separation of gas for the purpose of producing liquid gas and condensate.

                                  ARTICLE XVIII

                         DAMAGES, ENVIRONMENT PROTECTION
                                   AND SAFETY

18.1 The Contractor shall be responsible for all damages and injuries that may be caused as a result of its operations to individuals or to the State. The Contractor shall be required to safeguard the Government against any damage for which it may be responsible as a result of its activities under the Contract or of any operation or activity deriving therefrom. To that end, the Contractor must, at any time, release the Government from any responsibility against any claim and obligation resulting from death, accidents or damages caused by its activities, including those carried out under the Contract, or non-compliance by the Contractor with the laws and regulations in force in Benin. This Contract shall not have any effect on the rights claimed by third parties against the Contractor under the laws in force in Benin.

18.2 The Parties acknowledge that, due to their nature, the Petroleum Operations may produce an ecological imbalance in the Contract Area as a result of environment pollution. Consequently, during the performance of the Contract, the Contractor must adopt the necessary measures in order to prevent or to reduce to a minimum the pollution of the ground, atmosphere and water, and ensure that this pollution does not harm the plants and the wildlife and, in general, prevent everything that could materially harm the environment. If the Contractor cannot prevent the pollution of the environment, it must take the necessary measures to reduce to a minimum the effects thereof according to the international standards. These measures must be notified to the Minister for approval.

18.3 In order to reduce to a minimum or eliminate the pollution, the Contractor must use adequate technical means, approved by the Minister.

18.4 The government is responsible for damages caused to third parties as a result of environmental pollution resulting from Petroleum Operations conducted before the end of the Transitional Period. In accordance with the Code, the Contractor shall be responsible for damages caused to third parties as a result of the pollution of the environment.

18.5 The Contractor shall undertake to call on experts in this regard in order to examine the probable impact of the Petroleum Operations on the environment. This study must include:

     (a) the state of the environment and the level of pollution existing in the Contract Area and in the neighbouring areas before the petroleum operations;

     (b) the impact that the Petroleum Operations may have on the environment.

     The  study  indicated  in  paragraph  (a) must be carried out in two steps:

1) a preliminary study delivered by the Contractor to the Minister before the seismic survey of the Contract Area and

2) the final study applicable to all the exploration period and which shall be submitted to the Minister before the drilling of the first well. The study indicated in paragraph (b) must be carried out and delivered to the Minister at least ninety (90) days prior to the drilling of said well.

18.6 The studies listed above must include the procedures used for the elimination or reduction to a minimum, inter alia, of the wastes mentioned below as well as the way to neutralize same:

     (a) Drilling muds and Hydrocarbons resulting from the tests, completion, workover and abandonment of the wells;

     (b) Polluted underground layers;

     (c) Solvents, lubricants and other products used during the operations;

     (d) Organic waste, detritus and unusable products from the work and camp areas.

18.7 The Contractor must design and build its facilities endeavouring to reduce to a minimum the pollution of the environment and it must, inter alia, adopt the following procedures on the drilling sites and the location site of the exploitation equipment:

     (a) Drainage/recovery system of Crude Oil spillage, and other derivatives as well as polluted waters;

     (b) Waste recovery system.

18.8     The  Contractor  shall  undertake  to  include  the  provisions of this
Article in all the contracts negotiated with third parties and related to the Petroleum Operations.

18.9 If the Contractor does not comply with the provisions of this Article and a spillage of Crude Oil or of any other product occurs in the soil, the sea bottom or in the sea, or if the Contractor's activities cause another form of pollution or, damage the water springs or the animal or plant life in any other manner, the Contractor must take immediately all steps according to the Good Practices of the Oil Industry in order to control the pollution, clean any spillage of Crude Oil or of any other product, or repair as much as possible any damage caused.

18.10 If, as a result of the direct effect of a gross or deliberate negligence on the part of the Contractor, a spillage or an act of pollution occurs, the cost of the control, cleaning and repair operations shall be borne by the Contractor and shall not be considered Petroleum Costs under this Contract.

18.11 In the event of danger which may affect the environment, the Contractor must immediately notify same to the Minister and take the measures prescribed in the emergency procedures adopted by the Parties according to the Good Practices of the Oil Industry.

18.12 At the end of the Contract, in any other situation than the abandonment case, the Contractor must take the measures according to the Good Practices of the Oil Industry to restore the environment and the sites where the Petroleum Operations have been performed to their original state on the Effective Date of the Contract, taking into account the rules of the abandonment procedure.

At the time of submitting the General Development Program, the Contractor must submit to the Minister for review and approval a schematic summary of the restoration activities of the environment once the Petroleum Operations have ended, indicating the manner in which the corresponding costs shall be financed using a special account for the specific purpose of financing the obligations concerning the restoration of the environment and the abandonment procedure.
Thereafter and at the same time as the Work Program and the Budgets, such schematic summary shall be submitted to the Minister for review and approval.

18.13 The Contractor must take the necessary steps according to the Good Practices of the Oil Industry, to carry through the activities mentioned in the contract in all safety, and must comply with the laws and regulations of Benin, including the regulations in force with regard to the work, environment protection, health and safety. The Contractor must refrain from any action endangering the health or the safety of the persons.

18.14 The Minister shall have the right to inspect all the sites, buildings and facilities in the Contract Area. In order to have access to these sites, the Minister must first inform the Contractor.

18.15 The Contractor must ensure the sure and effective treatment of the water and residual oil and the plugging of the wells before abandoning same.

18.16 The Contractor shall cement and abandon all producing wells following the current oil practices immediately after stopping their production inside
Block  1  or  the  Seme  Field.

However, the expenses relating to the abandonment of the Seme field and facilities shall not be borne by the Contractor except the wells worked over or drilled to reach the deep zones.

18.17 The Contractor shall remove and clear according to the abandonment procedure appearing as an Appendix all the platforms installed by it in the Contract Area.

18.18 The Contractor shall remove and clear the existing platforms and the monopod facilities after the expiration of the Contract or after the suspension of the production of Block 1 and/or of the Seme field. The removal, clearing, or abandonment of the facilities set up by the Contractor shall take place according to the standards of the oil industry generally accepted in the Gulf of Mexico. On the other hand, the facilities underwater or others shall be left in such a state so as not to present an obstacle to ships.

18.19 The Contractor shall leave all pipelines and facilities free of oil at the expiration of the Contract according to the current oil practices.

18.20 The Government explicitly agrees that the Contractor shall not have any responsibility with regard to abandonment or restoration of the environment other than that expressly stipulated herein.

18.21 Any change to this agreement with regard to the abandonment must be agreed upon by the two Parties.

18.22 If laws or regulations relating to the environment in force on the date of signature of the Contract are amended so as to substantially modify the economic equilibrium of the Contract, the Parties shall refer to the provisions of Article 29.2.

                                   ARTICLE XIX

                           PROVISIONS REGARDING CHANGE

19. Under the regulations in force in Benin, the Ministry shall guarantee that for the duration of the Contract, the Contractor and the non-Beninese subcontractors shall be authorized to:

     (a) pay in foreign currency, in full or in part, the salaries, refunds and other indemnities;

     (b) open, keep and use bank accounts in foreign currency in Benin and abroad and accounts in local currency in Benin;

     (c) directly pay abroad, in foreign currency, to foreign subcontractors for the acquisition of equipment and supply of services related to the Petroleum Operations;

     (d) receive, transfer and keep abroad and freely dispose of all the funds including, inter alia, all the payments received for the exportation of Hydrocarbons and any payment received from the Government;

     (e) obtain from abroad all the loans required for the Petroleum Operations;

     (f) buy the local currencies required for the Petroleum Operations and convert in foreign currency all local currencies in excess of the immediate domestic needs in accredited banks of exchange bureaus;

     (g) transfer abroad all foreign currencies in excess of the local requirements of the Contractor. The rights given to the Contractor and Subcontractors under this Article shall also apply to expatriate employees.

                                   ARTICLE XX

                             EMPLOYMENT AND TRAINING

20.1     EMPLOYMENT

In compliance with the labour legislation in Benin, the Contractor shall be at liberty to hire the personnel and the Subcontractors required to carry through the Petroleum Operations in accordance with the Contract.

However, with regard to the recruitment of employees and to the extent where this is in accordance with an efficient and responsible exploitation of the Petroleum Operations, the Contractor must give preference to citizens of Benin qualified, through their training and experience, to exercise the duties in question. With regard to the selection of Subcontractors for the performance of the Petroleum Operations, the Contractor must give preference to Beninese Subcontractors to the extent where the latter are competitive with regard to quality, costs and technical expertise to keep the established schedules of activities.

20.2     TRAINING

The Contractor shall undertake to offer adequate training to the Beninese citizens employed for the Petroleum Operations during the validity of the Contract.

To that end, within three (3) months following the Effective Date, a training program relating to the Exploration period for an annual amount of fifty thousand US dollars (US$50,000) at least shall be established and submitted by the Contractor to the Minister. Within thirty (30) days following the start-up of the Commercial Production, the Contractor shall also submit to the Minister a training program relating to the Exploitation period for an annual amount of at least one hundred thousand US dollars (US$100,000).

20.3     SEME  OIL  PROJECT  PERSONNEL  (PPS)

Within the framework of the redevelopment of Seme and of the exploration of Block 1 around Seme, the Parties have agreed to take advantage of the Transitional Period to jointly decide whether to use all or part of the PPS personnel.

                                   ARTICLE XXI

                                   ACCOUNTING

21.1 The Contractor must keep its accounting as well as any financial information, books and registers concerning the Petroleum Operations, in national currency and in the form required by the law in force in Benin.

21.2 The accounting procedures to be applied by the Contractor shall be those established in the Accounting Appendix D.

21.3 The audited accounts of the Contractor must be submitted to the Minister for approval no later than three (3) months after the end of the Calendar Year.

21.4 The Minister may, by submitting notice to the Contractor, no later than six (6) months following the date of submission of the financial accounts, submit all financial accounts of the Contractor relating to the Calendar Year in question to the auditing of an International Company of Chartered Accountants, appointed by agreement between the Parties. The cost of this auditing shall be borne by the Government.

21.5 Unless the Parties find a solution by mutual agreement, the Minister may submit any objection regarding the Contractor's accounts to an expert decision. Before giving a decision in connection with the objection submitted, the expert must take into account the results of the financial auditing made according to the provisions of this Article. If the Minister's objection is not submitted to an expert within twelve (12) months following the receipt by him of the accounts, the objection in question shall be null. If the Minister's objection is validated by the Expert, the Contractor must correct the accounts in question and bear the costs related to the auditing and the expert evaluation notwithstanding the above provisions.

                                  ARTICLE XXII

                         CONFIDENTIAL NATURE OF THE DATA

22.1 All the reports, data and information obtained or prepared by the Contractor, to the extent where they relate to all or part of the Contract Area shall be the full property of the Beninese State and shall be treated confidentially. Each Party undertakes not to divulge same except after the prior approval of the other Party, to:

     (a) An Affiliated company or a subcontractor of the Contractor;

     (b) A financial institution for the purpose of obtaining a loan;

     (c) A stock exchange;

     (d) Any potential assignee in application of Article 23.

This clause shall not prevent the Minister from communicating certain information to any government entity and to any trustworthy person interested in securing a right of exploration and exploitation for Hydrocarbons in Benin.

22.2 All reports, data and information communicated by the Minister or the Contractor to a third party in accordance with the above provisions, shall be made according to agreements the terms of which shall guarantee that these data, information or reports are treated by the recipient as strictly confidential.

22.3 The reports, data and information relating the Contract Area and considered as important by the Minister for the execution by a third party of an exploration program in a bordering area, shall be communicated to it by the Minister. In exchange, the Contractor shall have access to the data, information and reports obtained by said third party concerning a bordering area of a comparable exploratory nature. The confidentiality clauses shall apply to this third party.

22.4 All the reports, data and information, including the interpretations and evaluations relating to any area that no longer forms part of the Contract Area following retrocession of an area or expiration of this Contract, shall be treated by the Contractor as strictly confidential for a period of five (5) years from the date on which said area has ceased to form an integral part of the Contract Area or from the date of expiration of this Contract.

22.5 Any failure to comply with the confidentiality Clauses mentioned in this Article shall be reproved according to the regulations in force in Benin regarding the divulging of professional secrets.

22.6 Any press publication initiated by the Contractor and relating to the results of the operations conducted under this Contract shall be subject to the prior authorization of the Minister.

                                  ARTICLE XXIII

                              ASSIGNMENT OF RIGHTS

23.1 The Parties may assign all or part of their rights and obligations deriving from this Contract. If the Contractor intends to assign or transfer its rights totally or partially, in accordance with the Contract, it must immediately submit to the Minister a written authorization request, unless the transfer is to an Affiliate in which case it must notify the Minister in writing of its intention to transfer sixty (60) days prior to the effective date, or at a later date agreed to with the Minister, following which the transfer shall be effective without the need for an authorization from the Minister. Any request must indicate the name, the address and any appropriate information on the technical and financial capabilities of the assignee. Within thirty (30) days following the receipt of the request, the Minister must decide whether he approves or not the proposed assignment. Any disagreement by the Minister must be based on reasonable causes related to the technical and financial capabilities of the proposed assignee.

23.2 If one of the Parties makes a partial assignment of its rights and obligations deriving from this Contract, the assignee shall be responsible, jointly and severally, for the guarantees, responsibilities and obligations of the assignor. If the assignment is total, the assignee shall be solely responsible for said obligations and guarantees. Any assignee must adhere to the bank guarantees and supply a guarantee from its parent company, if applicable, as required by this Contract.

                                  ARTICLE XXIV
                                  FORCE MAJEURE
24.1 The Parties shall not be responsible in the event of failure or delay in the fulfillment of their obligations resulting from this Contract provided this failure or delay is due to a case of Force Majeure.

24.2 A case of Force Majeure shall mean any act or event which does not fall within the reasonable limits of control of the Parties, and which prevent them indefinitely or temporarily from fulfilling their obligations under the Contract. Thus, the Force Majeure shall include the cases listed below, without this list being limitative: war or similar situations, embargoes, blockades, earthquakes, floods, fire, strike or lock-out, terrorism act, riots, government action.

24.3     The  Party  invoking  the  case  of  Force  Majeure  shall:

     a) Advise the other Party as early as possible by any means and confirmed by registered letter with acknowledgment of receipt describing the event in detail;

     b) Take as far as possible all appropriate and legal provisions to eliminate the cause of Force Majeure;

     c) Inform the other Party in the manner indicated above as soon as the Force Majeure has been eliminated and resume the execution of its contractual obligations.

24.4 If the case of Force Majeure lasts for more than three (3) months, the Parties to the Contract shall meet in order to determine the appropriate action to be taken.

24.5 It has been agreed that if for reasons of Force Majeure, a Party is unable to fulfill an obligation or to exercise a right under the Contract, the period granted to fulfill the obligation or to exercise the right, including any subsequent obligations or rights, shall then be extended by a period equal to the duration of the Force Majeure.

                                   ARTICLE XXV

                        ARBITRATION AND EXPERT EVALUATION

25.1     ARBITRATION

25.1.1 Subject to the provisions hereunder relating to expert evaluation, any dispute or claim related to a matter or operation falling within the Contract or connected therewith, including, inter alia, any dispute or claim relating to its validity, interpretation, execution or omission of obligations which it claims cannot be amicably settled between the Parties, must be finally and exclusively settled by arbitration at the initiative of one or the other Party.

25.1.2 The arbitration procedure shall be implemented by three (3) arbitrators in accordance with the rules of conciliation and arbitration of the International Centre for the Settlement of Investments Disputes (CIRDI) of the World Bank Group.

25.1.3 Unless the Parties otherwise mutually agree in writing, the third arbitrator appointed as indicated above must not be a citizen of Benin or a person of the same nationality as the Contractor.

25.1.4     For  any  arbitration  procedure  in  accordance  with  this Article:

     (a) The procedure must take place in Paris, France, unless the Parties otherwise mutually agree;

     (b) The French language shall be the official language in all respects; and

     (c) The parties shall be bound by the decision of the majority of the arbitrators.

25.1.5 If an arbitration procedure has been instituted, the Parties shall continue to fulfill their obligations under the Contract unless this has been made impossible due to the case of Force Majeure.

25.1.6 The cost of the arbitration procedure must be borne according to the methods defined by the arbitration tribunal.

25.1.7 Under this Article, the Parties shall waive any jurisdiction immunity. For the execution of the judgments rendered by the arbitration tribunal of CIRDI, the Parties shall waive the execution immunity with respect to their property. The seizure and adjudication of property to which this immunity may give rise include, with regard to the Government, only those accounts, income and property related to the Hydrocarbon field in the Contract Area.

25.2     EXPERT  EVALUATION

25.2.1 Any Party wishing to submit a matter to the decision of an expert in accordance with a provision of the Contract which provides for this procedure including, the Accounting Appendix, or any other matter that the Parties decide to submit by joint agreement to the decision of an expert under this Article, must notify same to the other Party. This notification must include a list of at least three (3) proposed experts. The other Party must reply to this notification within thirty (30) days following the date of receipt either by accepting one (1) of the experts proposed or by proposing at least three (3) other experts. In the latter case, the Party who has presented the initial notification shall have thirty (30) days to accept one (1) expert or reject all the experts proposed by the other Party. Non-notification shall constitute a rejection of the experts proposed.

25.2.2 If the Parties do not reach an agreement with regard to the selection of an expert within sixty (60) days following the date of the first notification under the above paragraph, any of the Parties may request the Centre of technical experts of the International Chamber of Commerce (CCI), whose head office is in Paris, to appoint an expert in accordance with its rules.

25.2.3 If the expert agreed to by the Parties or appointed in accordance with the above provisions refuses the Parties' request, dies or, for any other reason, is unable to act as an expert, the Parties must meet immediately in order to appoint an expert in replacement. If the Parties cannot reach an agreement within thirty (30) days following the date on which it has been established that the first expert could not act, any of the Parties may request the Centre of technical experts of the CCI to appoint another expert in accordance with its rules.

25.2.4 The Parties shall be required to cooperate with the expert inasmuch as possible and each Party must ensure the cooperation of its Affiliates. The Parties must ensure access to the data and information which the Parties or their Affiliates may provide and which, in the expert's opinion, may contribute to his decision. The Parties' representatives shall have the right to consult the expert and to provide him with written information but the expert can impose reasonable limits to this right. He shall be at liberty to assess to what extent any document and information submitted for his review is duly justified or pertinent.

25.2.5 All costs related to the selection and utilization of the expert shall be jointly and equally paid by the Parties.

25.2.6 Any decision rendered by the expert in accordance with this Article under a provision of the Contract which expressly provides for this procedure shall be final and enforceable for the Parties. No Party may submit the matter which was the subject of an expert decision to an arbitration procedure such as provided in this Contract. By joint decision of the Parties, the matters submitted to the decision of an expert may be subject to a final and definite decision through arbitration, if the Parties agree to accept it at the time a decision was made to submit the matter to an expert.

                                  ARTICLE XXVI

                                   TERMINATION

26.1 In case of non-compliance by the Contractor with the provisions of this Contract, the Minister may terminate the Contract if the Contractor does not rectify same.

26.2 If the Minister deems that the Contractor has not complied with the provisions of the Contract and has thus given rise to a reason for termination, he must notify the Contractor in writing by formal notice so that the latter may rectify the situation within sixty (60) days following the receipt of the notice, if the situation can be rectified. If, within this period, the Contractor has not rectified the situation, the Minister may declare the Contract terminated and claim any damages deriving from said failure.

26.3 During the exploitation period, the Contractor may terminate the Contract, by written notification to the Minister at least sixty (60) days prior to the date of termination, provided that the Contractor has fulfilled all its contractual and tax obligations, as well as its obligations related to the corresponding annual Work Program.

26.4 The Contract shall be automatically terminated by the Minister through notice to the Contractor when the latter has committed a gross mistake, resulting from a deliberate negligence, has issued false declarations in writing when the Contractor should have known that they were false, has assigned any interest whatsoever to a third party without complying with the provisions relating to the assignment of rights or when it has been declared bankrupt by a competent court.

26.5 The Contract may be automatically terminated by the Minister through written notification to the Contractor in the following cases if within sixty
(60) days following the date of receipt of a notification the Contractor has not taken the corrective measures:

     a) when the Contractor does not abide by the minimum work obligations;

     b) when it does not complete an evaluation or a work program;

     c) when it does not execute the provisions of an arbitration award or the decision of an expert.

26.6 If the Contract has been terminated in accordance with this Article, the Contractor shall have the right to withdraw and export all the goods used by it, for which the property title has not been transferred, in part or in full, provided it settles all its debts toward the Government. The Contractor shall lose any other right under the Contract. It shall not be released from any of the obligations contracted before the effective date of termination, whether they are the result of said termination or the object thereof.

26.7 If the Contractor challenges any of the events mentioned in this Article or maintains that one of these events has occurred but it has rectified same, the Contractor may refer the matter to an arbitration procedure within thirty (30) days following the date of receipt of the termination notice from the Minister. The recourse shall not be suspensive of the termination.

26.8 Before leaving the Contract Area following termination, the Contractor must ensure that all wells are left in good condition in accordance with the Good Practices of the Oil Industry.

26.9 Termination of the Contract shall occur notwithstanding any other right which may have been established in favour of the Parties, under the Contract, before said termination.

                                  ARTICLE XXVII

                                 BANK GUARANTEE

27.1 In order to ensure the good performance of the minimum work obligations provided in this Contract, the Contractor must submit within ninety (90) days following the Effective Date, an irrevocable bank guarantee in accordance with the sample in Appendix C for an amount that is sufficient to finalize the work obligations during the initial phase of the exploration period. Within forty-five (45) days before the beginning of each extension phases of the exploration period of the Contract, the Contractor must submit an irrevocable bank guarantee for an amount that is sufficient to finalize the work obligations for the phase considered.

Non-submission of the bank guarantee within the period required shall constitute a failure to the provisions of the Contract and shall lead de facto to its termination by the Minister in accordance with the provisions relating to termination.

27.2 The sum due in accordance with the bank guarantee mentioned above shall be progressively reduced as soon as the minimum work obligations for the year concerned have been finalized. For the purpose of this reduction, the Contractor may, at any time, submit for the Minister's approval a declaration establishing the level of performance of the work obligations. This approval shall take place within reasonable periods.

27.3 In order to render the above mentioned reduction effective, the Minister must notify its approval to the bank issuing the bank guarantee within a period of thirty (30) days from the date of receipt of the Contractor's request.

27.4 If the Contractor considers that the Minister's approval mentioned above has been unduly delayed or if the Minister deems that the Contractor has not satisfactorily executed a minimum work obligation according to the Good Practices of the Oil Industry, any of the Parties may submit the matter to the decision of an expert.

27.5 The guarantees to be submitted by the Contractor under this Article must be approved by the Minister. The Contractor shall forward to the Minister the original guarantees to enable him to review and keep them.

                                 ARTICLE XXVIII

                                  NOTIFICATION

28.1 In order to be considered valid, any communication or notification relating to the Contract must be submitted on a working day or received by registered letter, cable, telex or fax to the addressees at the following addresses:

THE  GOVERNMENT:

represented  by

THE  MINISTER  OF  MINES,  ENERGY  AND  HYDRAULICS

04  Boite  Postale:  1412

Cotonou  (R  publique  du  B  nin)

Fax  (229)  31.35.46  T  lex:  5237  MINERH



THE  CONTRACTOR

ADDAX  PETROLEUM  BENIN  LIMITED

c/o  Addax  Management  Services  SA

9,  rue  du  Valais

CH  1202  Gen  ve  Suisse

Fax:  00  41  22  741  50  20

     and

ABACAN  RESOURCE  (BENIN)  LTD.

c/o  Abacan  Resource  Corp.

1750  -  800  5th  Avenue  SW

Calgary,  Alberta  T2P  3T6  Canada

Fax:  001  403  269  3944

28.2 The Parties shall have the right to change address for the purpose of notification and communication by notifying same in writing to the other Party at least five (5) days before the date of actual change.

                                  ARTICLE XXIX

                      APPLICABLE LEGISLATION, STABILIZATION

                                AND COMPENSATION


29.1 This Contract shall be governed and interpreted in accordance with the laws and regulations in force in the Republic of Benin.

29.2 If the laws or regulations of Benin in force on the date of signature and applicable for the execution or the interpretation of the Contract or to the economic rights of the Parties are amended so as to substantially modify the economic equilibrium existing between the Parties on the date of signature, the latter must meet to discuss any additional agreement which, by mutual agreement, would reestablish said equilibrium. Any additional agreement jointly adopted by the Parties must take into account the most probable technical and commercial parameters in case of future development of the Hydrocarbons. If the parties cannot agree on the parameters to be used for these calculations, or on the additional agreements which would reestablish the economic equilibrium existing on the date of signature, the dispute or disputes must be submitted to the decision of an expert.

If no appropriate rules exist concerning the dispute, the contract or related thereto in the Code or in the regulations in force in Benin, the customs and practices of the international oil industry and the principles of law applicable in this regard in the oil countries shall be used.

29.3 The parties agree that the Government will assume the responsibility for the consequences of contractual commitments, legal and financial concerning third parties, as well as all suits and damages until the end of the Transitional Period. The Contractor will be held harmless from any operations and activities on Seme or Block 1 which took place before the end of the Transitional Period.

                                   ARTICLE XXX

                                 INFRASTRUCTURE

30.1 The Government shall facilitate to the Contractor, for the performance of the Petroleum Operations, the use of any roads, storage tanks and other structures for storage and processing, piers and other loading and shipment structures, railway lines, pipelines and other transportation infrastructures existing in Benin and which are not exclusively used for other activities including other petroleum activities.

30.2 The Contractor shall pay passage rights and other reasonable dues for the use of such infrastructures in accordance with the regulations in force in Benin. The costs incurred within this framework shall be considered as Petroleum Costs and may be recovered by the Contractor but must not exceed those paid by the public in general or by other parties in the same situation as the Contractor.

                                  ARTICLE XXXI

                          GUARANTEE OF PARENT COMPANIES

31. The Contractor undertakes to produce on the Effective Date of the Contract a letter from the parent companies guaranteeing the performance of the ADDAX PETROLEUM-ABACAN Benin Consortium with regard to all the obligations described or mentioned in the Contract.

                                  ARTICLE XXXII

                               TRANSITIONAL PERIOD

The Transitional Period is a period for the transfer of powers between the Government and the Contractor.

The Parties agree that the Transitional Period is required to enable the accounting and technical audits, in particular, for the certification of the facilities.

This Transitional Period shall be for a maximum of three (3) months from the date of signature of the Contract.

During  the  Transitional  Period,  the following obligations shall be observed:

32.1     JOINT  OBLIGATIONS

32.1.1     The  Parties undertake to evaluate the assets of the Seme Oil Project
(PPS) and to proceed if necessary with their distribution between the Government and the Contractor, and to the sharing of responsibilities.

32.1.2 The Parties also undertake to discuss the geological, technical and financial position of the Seme Field in order to determine the economic conditions thereof, and their impact on the operations in Block 1.

32.2     GOVERNMENT  OBLIGATIONS  AND  RIGHTS

32.2.1 The Government shall retain the full ownership of the facilities and is the owner of all the oil production.

32.2 After the Transitional Period, a percentage of the oil production shall be allocated to the Contractor to cover the Petroleum Costs incurred by it before the end of the transfer of powers in accordance with the contractual provisions relating to production sharing in Seme.

32.3     CONTRACTOR'S  OBLIGATIONS

32.3.1 The Contractor undertakes, after carrying out the geological, geophysical, reservoir engineering and production technology studies to submit to the government an Action Program to produce the H6 and H6.5 reservoirs or other reservoirs in Block 1. This program may cover the reprocessing of seismic lines, the drilling of new wells as well as the well workovers, temporary or final shutdown.

33.3.2 The Contractor undertakes to submit to the Government a report on the condition of the facilities together with a program for their remediation and their management on their temporary or final shutdown. In the case of remediation he undertakes to make the investments to the Good Practices of the Oil Industry, and taking into account the future production of Seme and Block 1.

                                 ARTICLE XXXIII

                                FINAL PROVISIONS

33.1 If on one or several occasions, the Minister or the Contractor omits to invoke or to emphasize the execution of one of the provisions of the Contract, the latter must not be interpreted as a renunciation to the future application of the provision or of the right in question.

33.2 All matters which are not expressly provided for in this Contract shall be governed by the Code and other laws and regulations of the Republic of Benin.

33.3 If a provision of the Contract is declared null or non-invocable for any reason whatsoever, this does not imply that the Contract or any other of its provisions may be declared null or non-invocable, except if the Contract or these other provisions are affected by this nullity.

33.4 The Contract may not be amended without the unequivocal and written consent of the Parties, but the Minister may, however, extend the period during which the Contractor must fulfill any obligation under this Contract and each Party, or both Parties together, may freely exercise, implicitly or explicitly, any rights granted to them hereunder.

33.5 The purpose of the headings used in the Contract is to facilitate its reading and cannot be interpreted as having a special meaning.

33.6     Any  reference to the singular shall include the plural and vice versa.

33.7 Any reference to the masculine gender shall include the feminine gender and vice versa.

33.8 The Contract shall constitute the full agreement of the Parties and shall replace any agreements and negotiation results conducted between the Parties before the date of signature.

33.9 Once the Contract has been signed by the Parties, it shall be published in the Official Gazette of the Republic of Benin and anywhere else required.

33.10     This  Contract  has  been  signed  in  two  (2)  originals.

MADE  IN  COTONOU,  THE  01/02  1997



                                                      FOR  THE  CONTRACTOR

FOR  THE  GOVERNMENT

OF  THE  REPUBLIC  OF  BENIN


MR.  EMMANUEL  GOLOU                                  MR.  MARC  LORENCEAU
--------------------                                  --------------------
MINISTER  OF  MINES,  ENERGY  AND  HYDRAULICS         PRESIDENT  OF  ADDAX
                                                      PETROLEUM BENIN AND BY

                                                      ORDER


                                                      MR.  JEAN  CLAUDE  GANDUR
                                                      -------------------------
                                                      PRESIDENT  OF  THE  ADDAX
                                                      AND  ORYX  GROUP


                                                      MR.  WADE  CHERWAYCO
                                                      --------------------
                                                      PRESIDENT  OF  ABACAN
                                                      RESOURCE  LIMITED  (BENIN)

                                  APPENDIX "A"
                                  ------------

                           COORDINATE REGION CONTRACT
                           --------------------------

                        TOTAL AREA OF BLOCK 1: 551,3 Km2

1)    EXPLOITATION  PERMIT    (62Km2)
      --------------------

1-B)  6  16'  28"  North      2  43'  00"  East
2-C)  6  16'  28"             2  39'  55"
3-D)  6  11'  43"             2  39'  55"
4-E)  6  11'  43"             2  43'  30"



2)    EXPLORATION  PERMIT     (489,3  km2)
      -------------------

1-1)_ 6  22'  20"  North      2  42'  30"  East
2-F)  6  05'  00"             2  44'  12"
3-G)  6  05'  00"             2  34'  00"
4-H   6  21'  23"             2  34'  00"

                                  APPENDIX "B"
                                  ------------

                                  MAP OF BENIN

                                  APPENDIX "C"
                                  ------------

                             FORM OF BANK GUARANTEE
                             ----------------------

                                  APPENDIX "D"
                                  ------------


                       ACCOUNTING AND FINANCIAL PROCEDURES
                       -----------------------------------

     The present Appendix is attached and is made part of the Contract of exploration and exploitation.

Dated

_________________________________________

Between  THE  GOVERNMENT  OF  THE  REPUBLIC  OF  BENIN


and  THE  SYNDICATE  ADDAX  PETROLEUM  -  ABACAN  BENIN  S.A.

TABLE  OF  CONTENTS
-------------------

PAGES

CHAPTER  1:      General  arrangements
CHAPTER  2:      Classifications,  Distribution  of  costs  and expenditures
CHAPTER  3:      Method  of  recuperation  of  Contractor's  costs
CHAPTER  4:      Inventory  and  evaluation  of  assets
CHAPTER  5:      Report  of  activities  during  the  Period  of exploration
CHAPTER  6:      Production  Report
CHAPTER  7:      Report  on  the  value  of  the  Production
CHAPTER  8:      Report  on  recoverable  costs
CHAPTER  9:      Statement  of  expense  and  receipts
CHAPTER  10:     Yearly  report
CHAPTER  11:     Yearly  budget
CHAPTER  12:     Forecasts  and  long  term  plans
CHAPTER  13:     Procedures  of  accounting  and  financial  revisions
CHAPTER  14:     Disagreement  with  the  Contract

CHAPTER  1:          GENERAL  ARRANGEMENTS

The present Appendix has for a main objective, to establish rules and accounting procedures allowing the determination of investments, expenses, costs of exploitation and receipts of the Contractor.

1.1          DEFINITIONS

Terms used in the present Appendix have the same meaning as terms used in the Contract.

1.2          REPORTS  THAT  THE  CONTRACTOR  SHALL  PRESENT:

     a) Within the thirty (30) days that follow the Date of commencement of the Contract, the Contractor will submit for the Minister's approval the general lines of one project of accounting procedures, of operational registries. These procedures should be compliant to norms in Benin and compatible with those of the International Oil industry. Within the sixty (60) days following the receipt of the above documents, the Minister will either have to approve or ask for their revision. Within ninety (90) days after the Minister's approval, the Contractor, on the basis of the recommendations that are made will revise the manuals and the accounting procedures which will be in force during the length of the Contract.

     b) The reports relating to the Oil Operations that the Contractor should regularly produce are those that are stipulated in the Contract, In the present Appendix and those that might make the object of an agreement subsequently between Parties or that could be required by the Beninese legislation.

1.3     ACCOUNTING  SYSTEM

     The Oil operations accounting system is prepared by the Contractor according to the terms of the Contract and of the National Accounting Plan. The whole cost (CCE) method of Capitalization will be used.

1.4     LANGUAGES  AND  UNITS  OF  AMOUNT  TO  BE  USED:

     a) Amounts will be held in the local currency of Benin. Metric units and Barrels will be measures concerned by the present Appendix. The language of use will be French.

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     b) Rules of  accounting  and  financial  procedures  are  directed  so that neither the Minister nor the Contractor undergo exchange gains or losses at the expense of either Party. However, if an exchange gain or a loss is produced, it would be credited or debited to accounts foreseen by this Contract.

     i) Receipts and expenses in Francs CFA or in American dollars will be converted on the basis of the average between the exchange rate for the sale and the exchange rate for the purchase of currencies in question, as published the last day of the previous month by the specialized magazines of the BCEAO or of the IMF.

     ii) If an increase or reduction - isolated or cumulative -, of ten percent (10%) or more occurs in the exchange rate between the CFA Francs and American Dollars, during the course of any one month, the exchange rate to use would be the following:

     (1) For the period from the first day of the month until the day when such increase or reduction occurs for the first time, the average of the official exchange rate for the purchase and the sale between the American Dollar and the CFA franc as published the last day of the previous month;

     (2) For the period going from the day when this increase or reduction occurs for the first time until the end of the Month, the mean of the official exchange rate for the purchase and the sale between the American Dollar and the CFA Franc published the day when such an increase or reduction would take -place.

1.5          PAYMENTS

     a) All payments between Parties, except if stated otherwise, will be made according to the Contract and by the intermediary of a bank that will be designated by each of the Parties.

     b) All the moneys due by one of the Parties, in virtue of the Contract, during any one Month, will be subjected at the time of the payment, for every day of the Month following their deadline, to a daily compound interest corresponding to the rate of the Contract + 1

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CHAPTER  2:          COST  AND  EXPENDITURES

     All expenses concerning the Oil Operations will be classified, and distributed as follows:

2.1 Costs of exploration including all direct costs and indirect charges for the oil exploration in the Contract Area, before obtaining the exploration Permit, notably:

     a) The geophysical studies, geochemical, paleontological, geological, topographic and seismic studies and their respective interpretations.

     b) The drilling and the coring of Exploration Wells and Appraisal Wells under the condition that these are not transformed into Development wells.

     c) The manpower, and the material used for the drilling of Exploration Wells mentioned below including services there pertaining.

     d) Facilities used exclusively for this goal including access roads.

     e) The service costs relative to operations as described in the Section 2.4 of the present Chapter and agreed upon between the Minister and the Contractor.

     f)  The   administrative  and  general  expenses  relative  to  Exploration
Operations as described in the Section 2.5 of this Chapter, and agreed upon between the Minister and the Contractor.

     g) All other contractual costs engaged before the beginning of the commercial production and that would not have been foreign in Section 2.2.

2.2 Investments for Production development including all expenses during the Operations of Development and Production, notably:

     a) The drilling of Production Wells from a reservoir already discovered, whether these wells are dry or in production.

     b) The completion of wells for the purpose of production.

     c) The intangible costs of drilling such as the manpower, the consumables, and the services relative to the drilling and the deepening of wells for the purpose of production.

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     d) Costs of development facilities such as pipelines,  flexables,  units of production and treatment, wellhead and bottom hole equipment of wells, systems for improved recovery, drilling platforms, facilities for the storage of
hydrocarbons,   terminals  and  jetties  for  exportation,   harbors  and  their
equipments and access roads for production activities.

     e) Studies of engineering and design of installations for the field.

     f) The  service  costs  relative to  Production  Operations,  described  in
Section 2.4 of this Chapter and as agreed upon between the Minister and the Contractor.

     g) The administrative and general expenses relative to the operations described in Section 2.5 of the present Chapter and as agreed upon between the Minister and the Contractor.

     h) All other Developmental expenses incurred before the beginning of the commercial production.

2.3 Operating costs including the expenses undertaken for the functioning of the Field, after the beginning of commercial production. These include notably:

     Costs  of  electric  energy  supplies  to  power  the  Wells.

     Expenses  of  upkeep  and  repair  of  machines, equipments and facilities.

     Costs  of  treatment,  transport  and storage of the Raw Oil or of the Gas.

     Costs  of  the  production  --  production  control  laboratory.

     Cost of transportation on the ground, by sea and by air of personal and equipment.

     Costs  related  to  safety,  to  the  security  and  the  surveillance.

     Costs  of  Well  reconditioning.

     Costs  of  insurance  and  certification

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2.4     Costs  of  services  representing  the  direct,  or indirect expenses of support services to the Oil Operations notably warehouses, jetties, ships, vehicles, rolling motorized transports, aerial transports, safety stations and fire stations, shops, water and sewers facilities, electric plants, lodgings, recreational and communal facilities as well as the furniture, tools and facilities used for these activities. Costs for one Calendar Year will include the totality of the costs committed in the said year for the rental, purchase and/or the building of such facilities as well as the committed yearly costs for their operation and upkeep. The totality of service costs will be distributed regularly, as stipulated above.

2.5     Administrative  and  general  expenses  abroad  including:

     a) all administrative and general expenses of the head office and offices including personnel costs.

     b) expenses of services provided by the head office outside of Benin.

     The totality of administrative and general expenses, distributed as stipulated above, will be defined every month of the Calendar Year by a Oil Cost percentage accumulated during said Calendar Year according to the following scale:

of  0  to  10,000,000  of  dollars         -     3%

subsequent  10,000,000  dollars            -     2%

in  excess  of  20,000,000  dollars        -     1%

CHAPTER  3:          METHOD  OF  RECUPERATION  OF  THE  CONTRACTOR  COSTS

     By virtue of the arrangements of the Contract, the Contractor shall take to his account all costs and expenses concerning the Oil Operations. They will be recoverable by the Contractor according to arrangements following:

3.1 Recoverable costs without approval of the Minister to operations previously programmed by the Contractor and approved by the Minister according to arrangements of the Contract.

     They include: costs of exploration, costs of development, operating costs, costs of services and the general administrative expenses described respectively in sections 2.1; 2.2; 2.3; 2.4 and 2.5 hereinabove.

a)          WITH  REGARD  TO  PERSONNEL

     The costs of the Contractor's employees affected to Benin and directly employed in conducting Oil Operations of temporary ' or permanent nature are taken in consideration under the following conditions:

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     (i)  the total cost of salaries and wages.

     (ii) the reasonable costs incurred by the Contractor for sickness leave, disability benefits, living and lodging allowances, travel, bonuses and other generally applicable benefits to the salaries and wages as direct costs in the framework of the present Appendix, as well as the proportional costs relating to the benefits in employee favor such as, among others, life insurance and sickness-insurance, union, hospitalization, retirement, bonus and other similar benefits.

     (iii)expenses or contributions made regarding charges imposed by a public organism in favor of said employees.

     (iv) expenses for the transportation of employees, of equipment, of materials and of the necessary elements for the realization of the Oil Operations.

     (v) costs incurred by the Contractor for the relocation of employees to or from the Region of the Contract or in its neighborhood, whether they are affected in a permanent or temporary manner to the Oil operations.

     When an employee is affected to other activities, other than that of the Oil Operations, costs of relocation must be imputed according to solid and generally accepted accounting principles .

     The costs of relocation of employees and their family, the move of the personal effects and of the domestic articles of employees and their family and all other expenses according to practices of the oil industry.

     Costs of relocation from the Region of the Contract or its neighborhood, toward another foreign place are not recoverable unless the foreign site is the usual place of residence of the employees.

b)          WITH  REGARD  TO  OFFICES,  EQUIPMENTS  AND  VARIOUS  FACILITIES:

     i) Costs caused by the utilization of offices, dependences, camps, storage depot, lodgings and other facilities of the Contractor in Benin and serving directly to the Oil Operations. If these facilities serve to other operations than the Oil Operations, and that it is not possible to define expenses as direct expenses tied to the Oil operations for which the service has been given, costs must be imputed to facilities to which the service has been given, in a systematic and reasonable manner.

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     ii)  Costs caused by the acquisition,  the rental,  the  installation,  the
          exploitation,   the   repair  and  the   maintenance   of  systems  of
          communications, including the radio and VHF facilities used directly for operations.

c)          WITH  REGARD  TO  PROVISION  OF  SERVICES

     i) Costs and expenses incurred regarding Consultants used for technical services and those of all other nature directly bound to the Oil operations including, among others, laboratory analyses, the industrial drawings, the geophysical and geological interpretations, the engineering and the processing of data, obtained from external sources.

     ii) The costs invoiced for services provided by Affiliated companies must be competitive with services of the same quality provided by third parties.

d)        WITH  REGARD  TO  THE  MATERIAL  AND  EQUIPMENTS  OF  THE CONTRACTOR

     For the assessment of the material and equipment provided by the Contractor from its own inventory or one of its Affiliated members, the values -"All," B" or "C" must be taken in consideration, according to the case, being understood that any value exceeding the just price of the market in Benin is not recognized:

     -    Material and new Equipments (Category "A")

     The material and the new equipments are valued at the price of the corresponding commercial invoice increased by the supplementary costs of import, if the case arises, and of the other costs generally admitted by accounting techniques and practices.

     - Material and used equipments (Category "B" and "C") . Are considered in the "B" category the material and facilities that are not new but that can be used without having to be refurbished; this material and these facilities are valued to seventy-five percent (75%) of the price of the new material and equipments.

     Are considered in the "C" category facilities and the material which can be used for their initial function after an appropriate refurbishing. These equipments and materials are valued at fifty percent (50%) of the price of new equipments and materials.

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1-2)_      With  regard  to  the  acquisition  of  goods  and  equipments

     i) The cost of acquisition of goods and equipments from third parties must include expenses of custom agents, of transport, of loading and unloading and procedures of purchase, export or import duties and expenses caused by obtaining licenses as well as losses of equipments and goods in transit if these are not covered by an insurance. The accumulation of excess stocks must be reduced to the minimum, taking into account the localization of sources of provisioning and the necessary time for the delivery of goods and equipments from distant locations.

     ii) All material bought by the Contractor in the conducting of Oil Operations will be inspected by the Government diligence before their use according to the regulations in force.

     iii) The Contractor not guaranteeing the material beyond the guarantee of the supplier or the manufacturer, any sums received by the Contractor from the suppliers, manufacturers or of their representatives in compensation for deficient materials or equipments will be written to the credit of the Contractor under the terms of the Contract and will be deducted from recoverable costs.

f)          WITH  REGARD  TO  INSURANCE  COSTS

     This means costs incurred by the Contractor or by an Affiliated Company to subscribe to an ins ice policy in the framework of the, Operations and this on a competitive basis.

g)          WITH  REGARD  TO  TRAINING  COSTS

     This means expenses incurred by the Contractor for the training of its employees and for all other necessary training according to the Contract.

h)          RENTAL  COSTS  ACCORDING  TO  ARTICLE  4  OF  THE  CONTRACT

3.2     RECOVERABLE  COSTS  UNDER  RESERVE  OF  THE  MINISTER'S  APPROVAL

     These  are:

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     a)  Research  and  development  costs  for  new  equipment,  materials  and techniques intended for exploration, development and the production of Oil which are not included in the work program approved by the Minister.

     b) Of costs and expenses not mentioned in the present Appendix and that are incurred during the Petroleum Operations .

     c) Of interest charges incurred on loans received by the Contractor for the financing of the Petroleum Operations. All interest rates conform to the international financial market and agreed upon by both Parties are recoverable.

     d) Rents, Charges and other taxes:

Rents, excluding the residences of the Contractor, taxes, contributions, duties, subscriptions and all other taxes and charges levied by the State concerning the Petroleum Operations and paid directly or indirectly by the Contractor, according to the clauses of the Contract.

     e) Of costs and losses incurred as a consequence of events that are not foreseen by insurance as defined in the Contract, except in the case where costs and losses would be the exclusive result of a mistake or an act of gross carelessness by the Contractor or an Affiliated Company or one of its subcontractors.

     f) Of legal costs and expenses relative to the Petroleum Operations.


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3.3     NON  RECOVERABLE  COSTS

These  are:

     a) Fines, supplements and adjustments for delay in the payment of duties or taxes prevailing in the country or adjustments for incorrect payment of these taxes provided that such a delay or incorrect payment is attributable to the Contractor.

     b) Of import duties of goods and equipment not proving necessary to the Petroleum Operations, and for housing of non necessary personnel.

     c) Of all costs and expenses incurred before the starting date of the Contract.

     d) Of expenses pertaining to interests on credit for receivable.

     e) Expenses made due to non fulfillment of the Contract obligations.

     f) Of expenses pertaining to Petroleum Operations which are badly executed as a result of a major technical error by the Contractor or any of its subcontractors.

     g) Of costs and expenses of all banking guarantee tied to the Contract.

     h) Of grants in general.

     i) Of advertisement expenses.

     j) The costs of inventory taking in case of the Contractor rights transfer according to the Contract.

     k) The commercialization costs of the Crude or its transport beyond the Delivery point.

     l) The costs of appraisals and arbitrations described in the Contract.

     m) Of the additional sum of 300% tied to Operations in Sole risks.

     n) Of Commissions paid by the Contractor to intermediaries.

     o) Of costs and expenses without accounting receipts.

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     p) Of costs  and  expenses  of goods or  services  exceeding  the  price of similar goods or services in the area of West Africa at the moment of their acquisition if circumstances didn't justify such costs and expense surplus.

CHAPTER  4:          INVENTORIES  AND  ASSESSMENT  OF  ASSETS

4.1 The Contractor must hold the licences of real estate possessions and other assets used in the Petroleum Operations according to the normal accounting practices of the country and the International Oil industry.

4.2 At reasonable intervals, but at least once per year pertaining to mobile assets and at least every three (3) years for the case of real estate assets, the Contractor will make an inventory of the goods concerned by the Contract. At least thirty (30) days in advance, the Contractor will communicate in writing to the Minister its intention to make the said inventory; the Minister will be represented during the realization of this inventory. The Contractor will clearly express the principles used for the valuation of stocks.

4.3 The Minister can ask the Contractor for information on its assets at any time he judges necessary.

CHAPTER  5:          REPORT  OF  ACTIVITIES  DURING  THE  EXPLORATION  PERIOD

5.1 During the exploration period, the Contractor will prepare for every trimester, a report of activities which includes:

the list with a detailed description of activities achieved during the aforesaid trimester. This report will be based on plans, maps, cross sections and all other data indicating the level of completion of the work being performed. the costs relative to the different activities mentioned above.

5.2 The activity report will be submitted to the Minister for approval within a time limit of thirty (30) days after the end of the trimester considered.

CHAPTER  6:          PRODUCTION  REPORT

6.1 Once the commercial production begins in the Contract Area, the Contractor shall prepare for every Trimester a production report for each exploitation zone which will include the following data;

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     a) The quantity of Crude oil produced and stored during the Trimester.

     b) The quantity of Crude Oil used for Petroleum Operations during the Trimester.

     c) The quantity of Crude Available at the end of the Trimester concerned .

     d) Parameters and performances of the reservoir; recordings of the logs and well tests and their interpretations; analyses of the fluids produced.

6.2 The production report for every Trimester will be submitted to the Minister for approval within the thirty (30) days following the end of the Trimester considered.


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CHAPTER  7:          REPORT  ON  THE  VALUE  OF  THE  PRODUCTION

7.1 The Contractor shall prepare a report on the precise determination of the market value of the Crude produced and stored after losses relative to the Petroleum Operations during each Trimester. This report will contain the following data:

     a) The quantities sold and prices received by the Contractor as a result of its sales of Crude to third parties during the Trimester considered.

     b) Information obtained by the Contractor concerning the prices of Crude produced by the main producers and exporting countries including contract prices, discounts and bonuses, as well as the prices received on the spot markets.

7.2 The report on the value of the production, will be presented to the Minister for approval within the thirty (30) days following the Trimester.

CHAPTER  8:          RECOVERABLE  COSTS  REPORT

8.1 The Contractor should prepare, for every Quarter, a report concerning the recoverable costs, a report which will contain the following information,:

     a) The recoverable Petroleum Costs, carried over if necessary, from the previous Quarter.

     b) The recoverable Petroleum Costs of the Quarter considered.

     c) The total amount of the recoverable Petroleum Costs for the Quarter considered described in the paragraphs above.

     d) The quantity and the total value of the Crude Oil calculated by the Contractor for the Cost Oil during the Quarter.

     e) The Petroleum Costs recovered during the Quarter considered .

     f) The cumulative amount of Petroleum Costs recovered until the end of the Quarter considered.

     g) The amount of recoverable Petroleum Costs which must be reported to the next Quarter.

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8.2     The  report  of the recoverable costs for each Quarter will be submitted to the Minister for approval within thirty (30) days following the end of each Quarter.

8.3 In spite of the obligation that it has to keep accounts in Francs CFA, the Contractor will keep a separate account in US Dollars for the determination of the Cost Oil.


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CHAPTER  9:          STATEMENTS  OF  EXPENSES  AND  REVENUES

9.1 The Contractor should prepare for every Quarter, a statement of expenses and revenues made in the framework of the Contract. This statement will make the distinction between Exploration Costs, investment expenses, development and exploitation expenses, and Operating Costs, and it will identify the main categories of expenses corresponding to these. It will show notably:

     a) Real expenses and revenues for the Quarter considered.

     b) Cumulative expenses and revenues for the budget of the year considered.

     c) The latest forecast of cumulative expenses till the end of the year.

     d) Discrepancies between the estimated budget and realizations and their explanation.

9.2 The statement of expenses and revenues for every Quarter will be submitted to the Minister for approval within thirty (30) days following the end of the Quarter considered.

CHAPTER  10:          YEARLY  REPORT

     The Contractor should prepare a yearly report that will be the synthesis of informations relating to the production, to costs recovery of costs, to revenues and expenses. Said report will be based on the real volumes of Oil produced and of the incurred expenses. From this report, any necessary adjustment will be done to payments made to the Parties according to the Contract. The yearly report for each Civil Year will be submitted to the Minister for approval within sixty (60) days after the end of said Year.

CHAPTER  11:          YEARLY  BUDGET

11.1 The Contractor shall prepare a yearly Budget that will make the distinction between Exploration Costs, Development and Exploitation Investment and Operating Costs to outline the following:

     a) Forecast of expenses and revenues for the budgetary year according to the Contract.

     b) Cumulative expenses and revenues to the end of said budgetary Year.

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     c) Program showing the most important categories of expenses of development and exploitation investment for said budgetary Year.

     d) For a budgetary item and provided that he respects the General program of the approved tasks, the Contractor is allowed to commit overrun expenses to the limit of ten percent (10%) of said item and said expenses must be justified. If this limit is exceeded, the Contractor will take all necessary arrangements to inform the Minister and to justify all overrun of expenses within thirty (30) days following its execution.


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11.2     The yearly Budget will be presented to the Minister within a time limit of ninety (90) days before the beginning of the year considered except for the first Year of the Contract where the aforesaid Budget will be submitted within a time limit of thirty (30) days after the Date of Commencement of the Contract.

CHAPTER  12:          FORECASTS  AND  LONGTERM  PLANS

     The Contractor should prepare and should submit to the Minister the two (2) following long term plans:

12.1          PROGRAM  OF  EXPLORATION

     During phases of Exploration, the Contractor will prepare a Program of Exploration for every phase starting from the Commencement Date of the Contract, program that will contain the following information:

     a) Evaluations of Exploration Costs showing expenses for each of the Years of the program.

     b) Seismic operation details for each Year.

     c) Details of drilling activities programmed for each Year.

     d) Details of the utilization and requirements for infrastructure for each Year.

     The program of exploration will be reviewed each Year. The Contractor will prepare and will submit to the Minister, the first program of exploration within the sixty (60) days following the Commencement Date of the Contract. It will do thus each Year, within a time limit of forty-five (45) days, before the end of the Civil Year.

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12.2          DEVELOPMENT  FORECASTS

     The Contractor shall prepare triennial Development forecasts beginning the first day of January after the date of the first program of assessment has been approved by the Minister. The Contractor will prepare and will submit to the Minister development forecasts reviewed at least forty-five thus (45) days before each civil Year, as long as required by the Contract or by common agreement between Parties.

12.3          CHANGES  IN  PROGRAMS  AND  FORECASTS

     The  Minister  and  the  Contractor  agree  that details of the Exploration
Program and Forecasts of Development may require changes due to changing circumstances and results acquired. In this spirit, a revision of said programs and forecasts may be done annually.

CHAPTER  13:     PROCEDURES  FOR  ACCOUNTING  &  FINANCIAL  REVISIONS

     The terms of accounting and financial procedures may be amended by agreement of both Parties. Amendments will be made in writing and will specify the date to which they will come into effect.

CHAPTER  14          DISAGREEMENT  WITH  THE  CONTRACT

     In the case of a difference between terms of the present Appendix and those of the Contract, those of the Contract will prevail.

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                        Appendix "E"Abandonment Procedure

The following procedure of dismantling of the offshore facilities indicates the steps to be implemented for the removal of the steel structures in water depths from 85 to 150 feet ( 26m to 46m).

I.MOBILIZATION
--------------

     1. Obtain all approvals and authorizations pertaining to the abandonment of the facilities, and dump the structures into a deep water site.

     2. Plug and abandon each well. Cut the guide tubular of each well 15 feet under the mud line.

     3. Evacuate all hydrocarbons out of the tanks and reservoirs, and clean up with water all surface pipes, evacuation flowlines and pipelines.

II.  DISMANTLING
----------------

     1. Unhook and remove the mobile equipments and facilities.

     2. Cut the feet and displace the bridge of the structure.

     3. Cut the feet under the mudline and displace the jacket of the structure.

     4. Drive back the jacket to an approved water depth.

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